UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: April 6, 2001


                               DYNEX CAPITAL, INC.
                   (Exact Name of Registrant as Specified in Charter)


Virginia                               1-9819                         2-1549373
(State or Other                (Commission File                    (IRS Employer
 Jurisdiction of                                             Identification No.)
 Incorporation)

                  4551 Cox Road, Suite 300, Glen Allen, Virginia           23060
                      (Address of Principal Executive Offices)        (Zip Code)


                                 (804) 217-5800
                (Registrant's telephone number, including area code)

Item 5.       OTHER EVENTS.

         On March 30, 2001, the Company entered into a Purchase Agreement by and among the Company and the holders of a majority of the outstanding principal amount of its 7.875% Senior Notes due July 15, 2002 ("Purchase Agreement"). The Purchase Agreement, required, among other things, the purchase by the Company of a net $29.5 million of its senior notes from such holders, and additional purchases out of available cash (as defined in the Purchase Agreement) of all or a portion of such holders' remaining notes, as more fully described in the Purchase Agreement.

         Additionally, the holders of a majority of the outstanding principal amount of the senior notes approved an amendment to the related indenture of senior notes ("Supplement"). The Supplement permits the Company to make distributions with respect to its capital stock in an amount not to exceed the sum of (a) $26 million, (b) the cash proceeds of any "permitted subordinated indebtedness", (c) the cash proceeds of the issuance of any "qualified capital stock", and (d) any distributions required in order for the Company to maintain its REIT status. Distributions on capital stock as defined in the Supplement include dividends, redemptions, repurchases, retirement, defeasance or other acquisition. Under the terms of the Supplement and as evidenced by the Pledge Agreements, the Company, including a wholly-owned subsidiary of the Company, have both pledged substantially all of its assets (subject to any existing security interests) to the trustee for the senior notes.

              The foregoing is qualified in its entirety by reference to the complete text of the Purchase Agreement, Supplemental Trust Indenture, Pledge and Security Agreement, and Indemnity Pledge Agreement which are filed as Exhibits hereto.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

99.1     Dynex Capital, Inc. Press Release, dated April 2, 2001.

     99.2 Purchase Agreement, dated as of March 30, 2001, by and among Dynex Capital, Inc. and the Holders of a majority of the outstanding principal amount of 7.875% Senior Notes due July 15, 2002.

     99.3 Supplemental Trust Indenture, dated as of March 30, 2001, by and between Dynex Capital, Inc. and HSBC Bank USA, as Trustee.

     99.4 Pledge and Security Agreement, dated as of March 30, 2001, by and between Dynex Capital, Inc. and HSBC Bank USA, as Trustee.

     99.5 Indemnity Pledge Agreement, dated as of March 30, 2001, by and between Issuer Holding Corp. and HSBC Bank USA, as Trustee.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    April 6, 2001                DYNEX CAPITAL, INC.


                                      By: /s/Thomas H. Potts
                                         ------------------------------------
                                         Thomas H. Potts
                                         President

                                  EXHIBIT INDEX

Number     Description                                          Method of Filing

99.1       Dynex Capital, Inc. Press Release,                     Filed herewith
           dated April 2, 2001.

99.2       Purchase Agreement, dated as of March 30, 2001,        Filed herewith
           by and among Dynex Capital, Inc. and the Holders of a majority of the outstanding principal amount of 7.875% Senior Notes due July 15, 2002.

99.3       Supplemental Trust Indenture, dated as of March 30,    Filed herewith
           2001, by and between Dynex Capital, Inc. and HSBC
           Bank USA, as Trustee.

99.4       Pledge and Security Agreement, dated as of March 30,   Filed herewith
           2001, by and between Dynex Capital, Inc. and HSBC
           Bank USA, as Trustee.

99.5       Indemnity Pledge Agreement, dated as of March 30,      Filed herewith
           2001, by and between Issuer Holding Corp. and HSBC Bank USA, as Trustee.

[ Company Logo ]

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                                      CONTACT:   Kathy Fern
April 2, 2001                                                       804-217-5800


                  DYNEX CAPITAL, INC. REPORTS 2000 RESULTS AND
                           REPURCHASE OF SENIOR NOTES

     Dynex Capital, Inc. (NYSE: DX) reported today a net loss for 2000 of $91.9 million or $9.15 per common share, versus a net loss of $75.1 million or $7.67 per common share for 1999.

     In commenting on the 2000 results, Thomas H. Potts, President, stated "While the loss for 2000 was significant, it contained a number of non-recurring items. As stated in prior releases, our primary focus throughout 2000 was the sale or resolution of assets to pay down associated debt, letters of credit or similar obligations. During 2000, Dynex reduced on-balance sheet recourse borrowings by $403 million and was released from approximately $180 million of letters of credit obligations. The Company incurred non-recurring losses of $67.5 million related to the sale or resolution of assets to reduce such obligations. Other significant non-recurring items during 2000 included additional charges of $11.0 million relating to the divesting of the Company's remaining investment in auto loans." Mr. Potts continued, "While the 2000 results were impacted by several non-recurring charges, net interest margin on the Company's investment portfolio was negatively impacted by the almost 20% decline in our base of interest earning assets, increases in short-term interest rates, as well as a higher provision for credit losses. The higher credit losses were primarily due to the deteriorating market conditions in the manufactured housing market during the fourth quarter, which negatively impacted the recovery rate on the sale of repossessed manufactured housing units relating to the Company's portfolio of manufactured housing loans."

     During the first quarter of 2001, the Company paid off all remaining amounts due under its syndicated bank credit facility and repurchased a net $29.5 million of its senior notes due July 15, 2002, leaving $67.8 million of such notes outstanding. As of the end of the first quarter of 2001, the only other remaining recourse debt outstanding was $29.2 million under a reverse repurchase facility. Since the third quarter of 1998, the Company has reduced its recourse debt outstanding in excess of $1.5 billion. Mr. Potts stated, "As the Company is now in compliance with its outstanding credit facilities, this, among other things, has enabled our auditors to issue an unqualified opinion on our year 2000 financial statements. In addition, as of March 30, 2001, the Company had unrestricted cash of approximately $21 million."

     The Company reported that the holders of a majority of the outstanding principal amount of such notes approved an amendment to the related indenture that specifically provided for the Company to make distributions with respect to its capital stock in an amount not to exceed the sum of (a) $26 million, (b) the cash proceeds of any "permitted subordinated indebtedness", (c) the cash proceeds of the issuance of any "qualified capital stock", and (d) any distributions required in order for the Company to maintain its REIT status.
Distributions on capital stock as defined in the amended indenture include dividends, redemptions, repurchases, retirement, defeasance or other acquisition. In exchange, the Company pledged substantially all of its assets (subject to any existing security interests) to the trustee for the July 2002 senior notes. The Company indicated that it will file the amended indenture and related security agreements with the Securities and Exchange Commission in a Current Report on Form 8-K within five business days.

     Mr. Potts commented, "With the bank credit facility repaid and the amendment to the senior notes completed, the Board can better evaluate various courses of action to improve shareholder value and to provide liquidity to the Company's stock. The Board continues to consider three alternatives: (i) the outright sale of the Company to a third party; (ii) the sale to a third party of either "permitted subordinated indebtedness" or "qualified capital stock", or
(iii) one or more distributions with respect to its capital stock as permitted by the amendment to the indenture to the July 2002 senior notes. The Company may use proceeds raised from the sale of "permitted subordinated indebtedness" or "qualified capital stock" to increase distributions to shareholders. The Company anticipates that it will inform shareholders of its contemplated course of action by May 31, 2001."

     Mr. Potts further commented, "The Company expects its first quarter results to be favorably impacted by the recent declines in short-term interest rates, the discount realized by the Company on the purchase of the $29 million of the July 2002 Notes, and the resolution of a matter related to the Company's prior relationship with AutoBond Acceptance Corporation. While the overall impact on earnings of these items is expected to be approximately $10 million, the Company at this time does not know whether this may be offset by additional provisions for credit losses or other items. During the first quarter, the Company completed the sale of substantially all of the remaining assets it was holding for sale, and did not incur any material losses from such sales."

     The Company has scheduled a conference call for Wednesday, April 4, 2001, at 9:00 AM EDT. Investors may participate in a listen only mode by calling the following number 888-489-9491.

     Dynex Capital, Inc. is a financial services company that elects to be treated as a real estate investment trust (REIT) for federal income tax purposes.

Note: This document contains "forward-looking statements"(within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen external factors. As discussed in the Company's filings with the SEC, these factors may include, but are not limited to, changes in general economic conditions, disruptions in the capital markets, the availability of funds from the Company's lenders to finance future loans, fluctuations in interest rates, increases in costs and other general competitive factors.

                               PURCHASE AGREEMENT


     This PURCHASE AGREEMENT (together with the schedules and exhibits attached hereto, collectively, this "Agreement") is dated as of March 30, 2001 by and among DYNEX CAPITAL, INC., a Virginia corporation (the "Company"), and the holders listed on Schedule I hereto (the "Holders").

                              Preliminary Statement

     A. The Company has issued and sold $100,000,000 in aggregate principal amount of its 7.875% Senior Debt Securities due July 15, 2002 (the "Securities"), pursuant to the terms and conditions of that certain Indenture dated July 14, 1997, as amended from time to time, by and between the Company and HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York (the "Trustee") and that certain Officers' Certificate (the "Officers' Certificate") of the Company dated July 14, 1997 (collectively, the "Indenture").

     B. The Holders own Securities in the principal amount set forth opposite the name of each Holder on Schedule I hereto (the "Individual Holder Amount"), with an aggregate principal amount of $49,568,000 (the "Aggregate Holder Amount").

     C. The Holders desire to sell to the Company, and the Company desires to purchase, on the Initial Closing Date (as defined herein), Securities of the Holders (the "Initial Purchase Securities") with an aggregate principal amount of $31,129,000 (the "Initial Purchase Amount") in accordance with the terms and conditions set forth herein.

     D. Subsequent to the Initial Closing Date, the Holders desire to sell to the Company, and the Company desires to purchase, Securities of the Holders up to the aggregate remaining principal amount of such Securities (the "Remaining Amount") in accordance with the terms and conditions set forth herein. The Remaining Amount held by each Holder is set forth on Schedule 2.3 hereof.

     In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Definitions.
         -----------

     The following terms, when used herein, shall have the following meanings:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

     "Aggregate Holder Amount" shall have the meaning given in Paragraph B of the Preliminary Statement hereto.

     "Agreement" shall have the meaning given in the preamble hereto.

     "Auditor" shall have the meaning given in Section 3.2.1 hereof.

     "Available Amount" means on any Mandatory Purchase Notice Date, the cash and cash equivalents of the Company and its Subsidiaries on a consolidated basis, less (i) amounts necessary to service accrued and unpaid interest on the Securities, (ii) amounts in existence as of such Mandatory Purchase Notice Date and designated by the Company for or relating to Permitted Payments, (iii) an amount not to exceed $3,000,000, and (iv) Restricted Cash/Cash Equivalents.

     "Bankruptcy Code" shall have the meaning given in Section 8.4 hereof.

     "Change of Control" means any event or series of events described under the definition of "Change of Control" in Section 10 of the Officers' Certificate.

     "Company" shall have the meaning given in the preamble hereto.

     "Custodian" shall mean a Person designated by a Holder to hold such Holder's Securities in trust or in escrow; provided that no Person shall be deemed to be a Custodian for purposes of this Agreement unless the designating Holder provides the Company with prior written notice of such Person's appointment as Custodian and the address and other contact information for such Person.

     "Damages" shall mean any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, causes of action, suits, losses, damages, liabilities, costs, expenses (including, without limitation, (i) interest, penalties, and reasonable attorneys' fees and expenses, (ii) reasonable attorneys' fees and expenses necessary to enforce rights to indemnification hereunder, and (iii) reasonable consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing, whether accrued, absolute, contingent, known or unknown.

     "Default Notice" shall have the meaning given in Section 3.3 hereof.

     "Dispute Notice" shall have the meaning given in Section 3.2.1 hereof.

     "Disputed Available Amount" shall have the meaning given in Section 3.2.1 hereof.

     "Dissenting Holders" shall have the meaning given in Section 3.2.1 hereof.

     "Dissenting Holder  Representative" shall have the meaning given in Section
3.2.1 hereof.

     "Eligible Investments" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within two years form the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than two years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within two years from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000;
(v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Excess Revised  Available  Amount" shall have the meaning given in Section
3.2.2 hereof.

     "Financial Statements" means the consolidated financial statements, including any related notes thereto, contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and Annual Report on Form 10-K for the year ended December 31, 1999, in each case as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     "Holder/Holders" shall have the meaning given in the preamble hereto.

     "Indemnitee" shall have the meaning given in Section 9.1 and Section 9.2 hereof.

     "Indemnitor" shall have the meaning given in Section 9.3 hereof.

     "Indenture" shall have the meaning given in Paragraph A of the Preliminary Statement hereto.

     "Indenture Supplement" means that certain Supplemental Trust Indenture of even date herewith by and between the Company and the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     "Individual Holder Amount" shall have the meaning given in Paragraph B of the Preliminary Statement hereto.

     "Initial Closing" shall have the meaning given in Section 4.1 hereof.

     "Initial Closing Date" shall have the meaning given in Section 4.1 hereof.

     "Initial Purchase Amount" shall have the meaning given in Paragraph C of the Preliminary Statement hereto.

     "Initial Purchase Amount Price" shall have the meaning given in Section 2.2 hereof.

     "Initial Purchase Securities" shall have the meaning given in Paragraph C of the Preliminary Statement hereto.

     "Lien" means (i) any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, any setoff, recoupment or repurchase arrangement and any filing of or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute and
(ii) any agreement to enter into any of the foregoing.

     "Mandatory Purchase" shall have the meaning given in Section 3.1 hereof.

     "Mandatory  Purchase  Date"  shall have the  meaning  given in Section  3.1 hereof.

     "Mandatory Purchase Notice" shall have the meaning given in Section 3.1 hereof.

     "Mandatory  Purchase  Notice Date" shall have the meaning  given in Section
3.1 hereof.

     "New Remaining Amount" shall have the meaning given in Section 3.4 hereof.

     "New Remaining Amount  Securities"  shall have the meaning given in Section
3.4 hereof.

     "Officers' Certificate" shall have the meaning given in Paragraph A of the Preliminary Statement hereto.

     "Partial Mandatory Purchase" shall have the meaning given in Section 3.4 hereof.

     "Permitted Payments" means any payments or distributions permitted in accordance with subparagraph (iii)(3) of Section 10 of the Officers' Certificate as amended by Section 2.6 of the Indenture Supplement.

     "Permitted Transferee" shall have the meaning given in Section 8.3 hereof.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledge Agreement" means the Pledge Agreement of even date herewith, by Issuer Holding Corp., a wholly-owned subsidiary of the Company, in favor of the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     "Purchase Calculation" shall mean the amount of Securities to be purchased from each Holder on each Mandatory Purchase Date and calculated for each Holder by dividing A by B, where A is the product of the Available Amount multiplied by the Individual Holder Amount, and B is the product of the Purchase Price for the applicable Mandatory Purchase Date multiplied by the Aggregate Holder Amount. Such amount of Securities is then rounded up for each Holder to the nearest $1,000 increment.

     "Purchase Price" shall mean, with respect to each Mandatory Purchase, the price (expressed as a percentage of the principal amount of the Securities being purchased) as set forth in Section 3.1, or in the case of the Initial Closing Date, ninety percent (90%).

     "Registered Securities" means any senior debt securities evidencing the Company's secured indebtedness that are authenticated and delivered under the Indenture and registered in the Security Register.

     "Remaining Amount" shall have the meaning given in Paragraph D of the Preliminary Statement hereto.

     "Remaining  Amount  Purchase  Price"  shall have the  meaning  given in the
Section 3.1 hereof.

     "Remaining Amount Securities" shall have the meaning given in Section 2.3 hereof.

     "Restricted Cash/Cash Equivalents" means cash and cash equivalents of the Company and its Subsidiaries required to be held (a) by trustees under indentures or trust agreements related to securitizations issued by a Subsidiary or an Affiliate of the Company, or (b) under escrow agreements as set forth on
Schedule 1.1 hereto; provided, that any such cash or cash equivalents shall no longer be deemed Restricted Cash/Cash Equivalents at such time as it is released from the applicable indenture, trust agreement or escrow agreement.

     "Revised  Available  Amount"  shall have the meaning  given  Section  3.2.1 hereof.

     "Revised  Available  Amount Notice" shall have the meaning given in Section
3.2.2 hereof.

     "Securities" shall have the meaning given in Paragraph A of the Preliminary Statement hereto.

     "Security Agreement" means the Pledge and Security Agreement of even date herewith, by the Company in favor of the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     "Security Interests" shall have the meaning given in Section 8.4 hereof.

     "Security  Register"  means the register for the Securities  required under
Section 305 of the Indenture.

     "Subsequent Closing" shall have the meaning given in Section 4.2 hereof.

     "Subsequent  Closing  Date"  shall have the  meaning  given in Section  4.2 hereof.

     "Subsidiary" means a corporation, partnership or limited liability company a majority of the outstanding voting stock or voting interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For purposes of this definition, "voting stock" means, with respect to a corporation, stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. For purposes of this definition, "voting interests" means, with respect to a partnership or limited liability company, partnership or membership interests having power to direct the management of the partnership or limited liability company.

     "Transaction Documents" shall have the meaning given in Section 5.2 hereof.

     "Transfer" shall have the meaning given in Section 8.3 hereof.

     "Trustee" shall have the meaning given in Paragraph A of the Preliminary Statement hereto.

2. Purchase and Sale of Initial Purchase Amount.
   --------------------------------------------

     2.1 Purchase and Sale. Subject to the terms and conditions hereof, at the Initial Closing, the Company shall purchase, and the Holders shall sell, the Initial Purchase Securities.

     2.2 Purchase Price. Subject to the terms and conditions hereof, at the Initial Closing, the Company shall pay to the Holders the aggregate amount of Twenty Eight Million Sixteen Thousand One Hundred Dollars ($28,016,100), plus accrued and unpaid interest on the Initial Purchase Securities as of the Initial Closing Date (the "Initial Purchase Amount Price") to acquire the Initial Purchase Securities. The portion of the Initial Purchase Amount Price to be paid to each Holder is set forth opposite the name of each Holder on Schedule 2.2 hereto.

     2.3 Delivery of Initial Purchase Securities and Issuance of Remaining Amount Securities. Subject to the terms and conditions hereof, at the Initial Closing, the Holders shall cause to be delivered to the Company the Initial Purchase Securities for transfer and shall upon consummation of the Initial Closing hold Registered Securities in the aggregate principal amounts set forth opposite the name of each Holder on Schedule 2.3 hereto (the "Remaining Amount Securities"), which Remaining Amount Securities contain identical terms and provisions, except for principal amount and except for the legend described in
Section 8.3 hereof, as the Initial Purchase Securities. Notwithstanding the foregoing, if the principal amount of the Remaining Amount Securities held by any Holder as set forth on Schedule 2.3 hereto is equal to or less than $10,000, then upon the request of the Company made prior to the Initial Closing, which request may be given at the Company's sole discretion, such Holder shall deliver such Remaining Amount Securities to the Company at the Initial Closing for transfer and the Company shall pay to such Holder the amount equal to ninety percent (90%) of the principal amount of such Remaining Amount Securities, plus any accrued and unpaid interest on such Remaining Amount Securities, by delivery of a wire transfer of immediately available funds to the account designated by such Holder on Schedule I hereto. Upon delivery of the Initial Purchase Securities and the Remaining Amount Securities pursuant to this Section 2.3 to the Company, each Holder shall be deemed to have assigned and transferred all such Initial Purchase Securities and Remaining Amount Securities to the Company and such Initial Purchase Securities and Remaining Amount Securities shall be cancelled by the Trustee.

3.  Purchase of Remaining Amount Securities.
    ---------------------------------------

     3.1 Purchase Right; Mandatory Purchases. For so long as any portion of the Remaining Amount is outstanding, the Company shall have the right and shall be required to purchase (a "Mandatory Purchase") on April 15, 2001; June 1, 2001; July 15, 2001; September 1, 2001; October 15, 2001; December 1, 2001; January 15, 2002; March 1, 2002; and April 15, 2002, or the next business day if such date is not a business day (each a "Mandatory Purchase Date") that amount of the Remaining Amount Securities from each Holder determined pursuant to the Purchase Calculation, using the applicable Purchase Price set forth below, and the Available Amount as determined in good faith by the President or Treasurer of the Company not less than two (2) business days prior to such Mandatory Purchase Date. The aggregate purchase price paid to the Holders on each Mandatory Purchase Date (the "Remaining Amount Purchase Price") shall equal such Available Amount, plus accrued and unpaid interest on such Remaining Amount Securities as of such Mandatory Purchase Date, and each Holder shall receive its pro-rata share (taking account of the rounding up used in determining the Purchase Calculation) of such Remaining Amount Purchase Price, pursuant to the Purchase Calculation. The Company shall not utilize any of the Available Amount to purchase, redeem or otherwise acquire or retire Securities until it has purchased all of the Remaining Amount Securities. Further, until the Company has purchased all of the Securities, the Company shall utilize any cash and cash equivalents (other than Restricted Cash/Cash Equivalents) solely to purchase the Remaining Amount Securities or to invest in Eligible Investments, provided, however, that the foregoing shall not prohibit the Company from using cash and cash equivalents for the purposes otherwise permitted under the Indenture and the Indenture Supplement.

          Mandatory
          Purchase Date                                    Purchase Price

          April 15, 2001                                       90.00%
          June 1, 2001                                         92.00%
          July 15, 2001                                        92.00%
          September 1, 2001                                    94.00%
          October 15, 2001                                     94.00%
          December 1, 2001                                     96.00%
          January 15, 2002                                     96.00%
          March 1, 2002                                        98.00%
          April 15, 2002                                      100.00%

     For so long as any portion of the Remaining Amount is outstanding, the Company shall deliver to each Holder by facsimile transmission no later than two business days prior to each Mandatory Purchase Date (the "Mandatory Purchase Notice Date") a certificate signed by the President or Treasurer of the Company (a "Mandatory Purchase Notice") setting forth the Available Amount as of such date, a reasonably detailed calculation of the components of the Available Amount as of such date, the Purchase Calculation relating to such Holder, and such Holder's pro-rata share (taking account of the rounding up used in determining the Purchase Calculation) of the Remaining Amount Purchase Price. Notwithstanding the above, if the Available Amount is less than the lesser of the outstanding Remaining Amount or One Million Dollars ($1,000,000) on the Mandatory Purchase Notice Date, then the Company shall be permitted to invest such Available Amount in Eligible Investments in lieu of making a Mandatory Purchase on such Mandatory Purchase Date. Upon delivery of the Remaining Amount Securities pursuant to this Section 3 to the Company, each Holder shall be deemed to have assigned and transferred such Remaining Amount Securities to the Company and such Remaining Amount Securities shall be cancelled by the Trustee.

     3.2    Disputes Regarding Available Amount.
            -----------------------------------

     3.2.1 Disputed Available Amount. The Company shall promptly deliver to the Holders such additional information regarding the calculation of the Available Amount as of a Mandatory Purchase Notice Date that any Holder shall reasonably request. If the Holders of at least a majority of the then outstanding New Remaining Amount (the "Dissenting Holders") deliver to the Company a written notice (a "Dispute Notice") disputing the Available Amount set forth in the Mandatory Purchase Notice delivered on a Mandatory Purchase Notice Date (the "Disputed Available Amount"), then the Company and each of the Holders shall effect the Mandatory Purchase to be consummated pursuant to such Mandatory Purchase Notice in accordance with the terms of this Agreement using the Disputed Available Amount and the Dissenting Holders' claim with respect to the Disputed Available Amount shall be resolved in accordance with the terms of this
Section 3.2; provided, however, that the Dissenting Holders deliver the Dispute Notice to the Company within ninety (90) days after the Mandatory Purchase Notice Date relating to such Disputed Available Amount. In the event a Dispute Notice is timely delivered to the Company, the Company and one of the Dissenting Holders that is appointed by a majority of the Dissenting Holders (the "Dissenting Holder Representative") shall negotiate in good faith to determine the Available Amount in lieu of such Disputed Available Amount (the "Revised Available Amount") that is mutually acceptable to the Company and the Dissenting Holder Representative. If the Company and the Dissenting Holder Representative reach agreement on the Revised Available Amount, then the Company and the Dissenting Holder Representative shall deliver a Revised Available Amount Notice (as defined in Section 3.2.2 below) in accordance with Section 3.2.2 hereof. If the Company and the Dissenting Holder Representative are not able to reach agreement on the Revised Available Amount within ten (10) business days after the date the Dispute Notice is delivered to the Company, then within ten (10) business days after the date the Dispute Notice is delivered to the Company, the Company shall retain Deloitte & Touche LLP (or if the Company is unable to retain Deloitte & Touche LLP, such other nationally-recognized accounting firm or other firm providing similar services that is satisfactory to each of the Company and the Dissenting Holder Representative) (the "Auditor"), and the Auditor shall deliver to the Company and the Dissenting Holder Representative as promptly as practicable a written determination as to the Revised Available Amount as of the applicable Mandatory Purchase Notice Date. In either case, the agreement of the Company and the Dissenting Holder Representative or the determination by the Auditor as to the Revised Available Amount shall be conclusive and binding on the Company and each of the Holders; provided, that if the Auditor determines that the Revised Available Amount is less than the Disputed Available Amount, then the Disputed Available Amount shall be deemed to have been the proper Available Amount for the Mandatory Purchase at issue. Notwithstanding the foregoing, if the Company determines at any time after the delivery of a Mandatory Purchase Notice that the Available Amount set forth in such Mandatory Purchase Notice was less than the actual Available Amount as of the Mandatory Purchase Notice Date for such Mandatory Purchase Notice, then the Company shall, regardless of whether it has received a Dispute Notice, add the difference between the Available Amount that was set forth in such Mandatory Purchase Notice and the actual Available Amount as of such Mandatory Purchase Notice Date to the Available Amount set forth in the first Mandatory Purchase Notice delivered by the Company subsequent to the date it becomes aware of such error and shall disclose such error in the same Mandatory Purchase Notice.

     3.2.2 Notice of Revised Available Amount. Within two (2) business days after either (i) the date the Company and the Dissenting Holder Representative mutually agree on the Revised Available Amount, or (ii) the date the Auditor delivers its written determination setting forth the Revised Available Amount, then the Company and the Dissenting Holder Representative shall deliver a written certificate (the "Revised Available Amount Notice") to each of the other Holders setting forth the Revised Available Amount, the Excess Revised Available Amount, if any, the Purchase Calculation relating to such Holder based on such Revised Available Amount, and such Holder's pro-rata share (taking account of the rounding up used in determining the Purchase Calculation) of the Remaining Amount Purchase Price based on such Revised Available Amount. To the extent the Revised Available Amount exceeds the Disputed Available Amount, then the Company shall add an amount equal to the difference between the Revised Available Amount and the Disputed Available Amount (the "Excess Revised Available Amount") to the Available Amount set forth in the first Mandatory Purchase Notice delivered by the Company subsequent to the date the Revised Available Amount Notice is delivered. To illustrate the foregoing, if the Company and the Dissenting Holder Representative deliver a Revised Available Amount Notice on August 15, 2001 that sets forth an Excess Revised Available Amount of $1,000,000 and the Available Amount determined as of the Mandatory Purchase Notice Date for the Mandatory Purchase on September 1, 2001 is $2,000,000, then the Available Amount to be set forth in the Mandatory Purchase Notice for the Mandatory Purchase on September 1, 2001 shall be $3,000,000.

     3.2.3 Fees and Expenses of Auditor. If the Auditor determines that the Revised Available Amount exceeds the Disputed Available Amount, then the Company shall pay all of the fees and expenses incurred by the Auditor in connection with rendering such determination. If the Auditor determines that the Revised Available Amount is equal to or less than the Disputed Available Amount, then the Dissenting Holders shall pay all of the fees and expenses incurred by the Auditor in connection with rendering such determination.

     3.3 Intentional Breach. If the Company (a) does not effect all or any portion of a Mandatory Purchase that (i) is required under Section 3.1 based upon the Available Amount set forth in a Mandatory Purchase Notice, or (ii) would have been required under Section 3.1 had the Available Amount set forth in any Mandatory Purchase Notice been correct and the Company had knowledge of such error at the time such Mandatory Purchase Notice was delivered, or (b) so long as any portion of the Remaining Amount is outstanding, breaches any of its covenants, representations and warranties or other obligations arising under or in connection with the Indenture, then the Holders, in addition to all other remedies available under this Agreement, shall no longer be obligated to sell any Remaining Amount Securities to the Company hereunder, and upon receipt of a written notice signed by the Holders of at least a majority of the then outstanding Remaining Amount (a "Default Notice"), the Company shall be obligated to purchase, at a Subsequent Closing to be held no later than fifteen
(15) business days after the date such Default Notice is delivered, all of the Remaining Amount Securities outstanding as of the date such Default Notice is delivered at an aggregate purchase price equal to 100% of the principal amount of such Remaining Amount Securities plus accrued and unpaid interest on such Remaining Amount Securities as of the date such Default Notice is delivered. For purposes of this Section 3.3, the Company shall be deemed to have had knowledge that the Available Amount set forth in any Mandatory Purchase Notice was incorrect if any of its executive officers had actual knowledge that such Available Amount was incorrect at the time such Mandatory Purchase Notice was delivered or would have had such knowledge at such time but for his or her gross negligence.

     3.4 Delivery of Remaining Amount Securities; Purchase in Part. Subject to the terms and conditions hereof, at the Subsequent Closing(s), the Holders shall deliver the Remaining Amount Securities being purchased to the Company for transfer. If the Company purchases less than all of the Remaining Amount Securities pursuant to a Mandatory Purchase (such purchase, a "Partial Mandatory Purchase"), then each Holder shall sell, and the Company shall purchase, such portion of such Holder's Remaining Amount Securities as determined pursuant to the Purchase Calculation. Upon a Subsequent Closing for a Partial Mandatory Purchase, the Remaining Amount shall be reduced by the amount of the Remaining Amount Securities purchased in the Partial Mandatory Purchase (the amount resulting from such reduction, the "New Remaining Amount") and the Company shall, subject to and in accordance with the applicable provisions of the Indenture, execute, and shall instruct the Trustee to authenticate and deliver, new Registered Securities (the "New Remaining Amount Securities") to each Holder, or to the Custodian on behalf of a Holder if so instructed by such Holder, in the principal amount equal to such Holder's portion of the New Remaining Amount. Notwithstanding the foregoing, if the principal amount of the New Remaining Amount Securities to be issued to any Holder subsequent to any Partial Mandatory Purchase pursuant to this Section 3.4 is equal to or less than $10,000, then the Company, in its sole discretion, may, in lieu of instructing the Trustee to authenticate and deliver such New Remaining Amount Securities to such Holder, pay to such Holder the amount equal to the product of (i) the Purchase Price utilized for such Partial Mandatory Purchase and (ii) the principal amount of such Remaining Amount Securities, plus any accrued and unpaid interest on such Remaining Amount Securities, by delivery of a wire transfer of immediately available funds to the account designated by such Holder on Schedule I hereto. If there is a Partial Mandatory Purchase, the New Remaining Amount shall be deemed to be the Remaining Amount for purposes of this Agreement. The New Remaining Amount Securities shall contain identical terms and provisions, except for principal amount, as the Remaining Amount Securities (including the legend as set forth in Section 8.3 hereof) and shall remain subject to the Mandatory Purchase and the other terms and conditions of this Agreement and be deemed to be Remaining Amount Securities under this Agreement.

4.     Closings.
       --------

     4.1 Initial Closing. The closing of the sale and purchase of the Initial Purchase Securities (the "Initial Closing") shall take place at the offices of Venable, Baetjer and Howard, LLP, 2010 Corporate Ridge, Suite 400, McLean, Virginia on the date hereof, or such other date (such date, the "Initial Closing Date") and in such other manner as may be mutually agreed to by the parties in writing. At the Initial Closing, subject to the terms and conditions herein contained:

     (i) Each Holder shall deliver to the Company the certificates for the Initial Purchase Securities in accordance with Section 2.3 hereof.

     (ii) The Company shall deliver to each Holder such Holder's share of the Initial Purchase Amount Price in accordance with Section 2.2 hereof by wire transfers of immediately available funds to the respective accounts designated by each of the Holders.

     (iii) The Company shall execute and deliver the Indenture Supplement, the Pledge Agreement, the Security Agreement and all other documents and instruments contemplated herein and in the Indenture Supplement, the Security Agreement and the Pledge Agreement to be executed and delivered by the Company at such time.

     4.2 Subsequent Closings. The closing(s) of the sale and purchase of the Remaining Amount Securities upon a Mandatory Purchase pursuant to Section 3 hereof (each, a "Subsequent Closing" and collectively, the "Subsequent Closings") shall take place at the offices of Venable, Baetjer and Howard, LLP, 2010 Corporate Ridge, Suite 400, McLean, Virginia on the applicable Mandatory Purchase Date or such other date (each such date, a "Subsequent Closing Date") and in such other manner as may be mutually agreed to by the parties in writing. At the Subsequent Closing(s), subject to the terms and conditions herein contained:

     (i) Each Holder shall deliver, or shall instruct the Custodian to deliver, to the Company such Holder's Remaining Amount Securities in accordance with
Section 3.4 hereof. If a Holder fails to surrender its Remaining Amount Securities to be sold to the Company hereto, all rights of such Holder with respect to such Remaining Amount Securities, except its right to receive its share of the Remaining Amount Purchase Price in accordance with Sections 3.1 and, if applicable, 10.5 hereof, nonetheless shall cease and terminate.

     (ii) The Company shall deliver to each Holder such Holder's share of the Remaining Amount Purchase Price in accordance with Section 3.1 hereof by wire transfers of immediately available funds to the respective accounts designated by each of the Holders.

     5. Representations and Warranties of Holders. To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Holders, severally but not jointly, hereby makes the following representations and warranties to the Company as of the Initial Closing Date or the Subsequent Closing Date(s), as applicable.

     5.1 Ownership of Securities. Such Holder is the sole owner, beneficially and of record, of the Initial Purchase Securities, and is the sole owner, beneficially, of the Remaining Amount Securities, as applicable, being conveyed, transferred or assigned and delivered to the Company pursuant to the terms and conditions of this Agreement, free and clear of any liens, security interests, pledges, options, claims or other encumbrances of any kind. Such Initial
Purchase Securities or Remaining Amount Securities, as applicable, are not subject to any restrictions on the transfer thereof, except for restrictions on transfer imposed by applicable federal and state securities laws.

     5.2 Authorization; Execution and Delivery; Enforceability. Holder has the corporate power, authority and legal right to execute, deliver and perform this Agreement, and any other document executed in connection herewith, including without limitation, such Holder's consent referred to in Section 7.1.2 (collectively the "Transaction Documents"). The Transaction Documents have been duly authorized, validly executed and delivered by the Holder or by an authorized officer of Holder and constitute the legal, valid and binding obligations of such Holder, enforceable against it in accordance with their respective terms.

     5.3 Consents. Except as set forth on Schedule 5.3 attached hereto, no consent, approval or other authorization of or filing with any individual, corporation, partnership, trust or unincorporated organization or any government or any agency or political subdivision thereof, or any other person or entity is required for the valid execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby.

     5.4 Litigation and Claims. There are no suits, actions, claims, or judicial, administrative, or governmental proceedings, or investigations existing, pending, or, to such Holder's best knowledge threatened, against such Holder that, if adversely determined against such Holder, would have a material adverse effect on the ability of such Holder to consummate the transactions contemplated hereby.

     6. Representations and Warranties of Company. To induce the Holders to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes the following representations and warranties to the Holders as of the Initial Closing Date or the Subsequent Closing Date(s), as applicable.

     6.1 Organization and Authorization; Enforceability. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has the corporate power, authority and legal right to execute, deliver and perform the Transaction Documents. The Transaction Documents have been duly authorized, validly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

     6.2 Consents. Except as set forth on Schedule 6.2 attached hereto, no consent, approval or other authorization of or filing with any individual, corporation, partnership, trust or unincorporated organization or any government or any agency or political subdivision thereof, or any other person or entity is required for the valid execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

     6.3 Litigation and Claims. Except as described in Schedule 6.3 hereof, there are no suits, actions, claims, or judicial, administrative, or governmental proceedings, or investigations existing, pending, or, to the Company's best knowledge threatened, against the Company that, if adversely determined against the Company, would have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

     6.4 No Conflict. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company's Articles of Incorporation, as amended, or Bylaws, as amended, (ii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any Lien on any asset of the Company or any of its Subsidiaries under any contract, indenture or agreement to which the Company or any of its Subsidiaries is a party or by which their assets are bound or (iii) violate any law or regulation applicable to the Company or any of its Subsidiaries or any of their respective assets.

5.40 6.5 Subsidiaries. The Company has set forth on Schedule 6.5 of this Agreement all of its direct and indirect Subsidiaries as of the date of this Agreement. The Company or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Subsidiary.

5.50 6.6 Financial Statements. The Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are in accordance with the books and records of the Company and its Subsidiaries, which books and records accurately and fairly represent the business of the Company and its Subsidiaries and its results of operations and have been maintained in accordance with good business practices, and (ii) fairly present in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the Company and its Subsidiaries for the periods indicated, in accordance with generally accepted accounting principles, except as disclosed therein; provided, however, that the unaudited Financial Statements are subject to normal recurring year-end adjustments and do not contain all footnotes required under generally accepted accounting principles.

     5.60 6.7 Absence of Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities that are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole, except for liabilities that are fully accrued or reserved against in the consolidated balance sheet of the Company as of September 30, 2000 included in the Financial Statements or reflected in the notes thereto and liabilities disclosed in
Schedule 6.7 hereto.

     6.8 Absence of Certain  Changes or Events.  Except as disclosed on Schedule
6.8 hereto, since September 30, 2000, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole.

6.9 5.80 Tax Matters.
         -----------

     6.9.1 Adequate provision for any taxes due or to become due for the Company and its Subsidiaries for the period or periods through and including the date of the respective Financial Statements has been made and is reflected on the Financial Statements.

     6.9.2 There are no Liens with respect to taxes upon any of the assets of the Company or its Subsidiaries.

7.  Conditions Precedent to Initial Closing and Subsequent Closing(s).

     7.1 Conditions to Obligations of Holders and Company. The obligations of all of the parties hereto to consummate the transactions contemplated hereby are subject to satisfaction of the following conditions at or prior to the Initial Closing or the Subsequent Closing(s), as applicable:

     7.1.1 No Restrictions. No action or proceeding shall have been instituted or threatened before any court or governmental agency to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     7.1.2 Consents to Supplemental Indenture. The Company shall have received written consents from holders of at least a majority of the aggregate principal amount of the Securities outstanding consenting to and approving the Supplemental Indenture.

     7.2 Conditions to Obligations of Company. The obligations of the Company to purchase the Initial Purchase Securities from the Holders at the Initial Closing and to pay the Initial Purchase Amount Price therefor, to purchase the Remaining Amount Securities from the Holders at the Subsequent Closing(s) and to pay the Remaining Amount Purchase Price therefor, and otherwise to consummate the transactions contemplated hereby are subject to the satisfaction by the Holders (jointly with respect to the Initial Closing and severally with respect to each Subsequent Closing) and/or the waiver by the Company of each of the following conditions at or prior to the Initial Closing or the Subsequent Closing(s), as applicable:

     7.2.1 Compliance with this Agreement. Each Holder shall have performed and complied in all material respects with all of the terms, obligations, covenants and conditions of this Agreement which are applicable to the Holders; the representations and warranties of the Holders contained herein shall be true and correct in all material respects as of the Initial Closing Date and the Subsequent Closing Date, as applicable, as if such representations and warranties were made as of the Initial Closing Date or the Subsequent Closing Date, as applicable.

     7.2.2 Delivery of Securities. Each Holder shall have taken or caused to be taken all actions required under Section 4 hereof to effect the sale and transfer of the Initial Purchase Securities or Remaining Amount Securities, as applicable, to the Company, including the delivery of the Initial Purchase Securities or Remaining Amount Securities, as applicable, to the Company for transfer.

     7.3 Conditions to Obligations of Holders. The obligations of the Holders to sell the Initial Purchase Securities and the Remaining Amount Securities to the Company and otherwise to consummate the transactions contemplated hereby are subject to the satisfaction by the Company and/or the waiver by the Holders of each of the following conditions at or prior to the Initial Closing and the Subsequent Closing(s), as applicable:

     7.3.1 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of the terms, obligations, covenants and conditions of this Agreement; the representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Initial Closing Date and the Subsequent Closing Date, as applicable, as if such representations and warranties were made as of the Initial Closing Date or Subsequent Closing Date, as applicable.

     7.3.2 Payment of Purchase Price. With respect to the Initial Closing, the Company shall have paid to each Holder its share of the Initial Purchase Amount Price set forth on Schedule 2.2 hereto, in accordance with Section 4.1 hereof, and with respect to each Subsequent Closing, the Company shall have paid to each Holder its pro-rata share (taking account of the rounding up used in determining the Purchase Calculation) of the Remaining Amount Purchase Price, in accordance with Section 4.2 hereof.

     7.3.3 Legal Opinion. With respect to the Initial Closing, the Holders shall have received an opinion from Venable, Baetjer and Howard, LLP addressed to the Holders, dated as of the Initial Closing Date and in form and substance acceptable to the Holders, and an opinion from Simpson Thacher & Bartlett addressed to the Holders, dated as of the Initial Closing Date and in form and substance acceptable to the Holders.

     7.3.4 Execution and Delivery of Other Agreements. The Company shall have executed and delivered the Indenture Supplement, the Pledge Agreement, the Security Agreement and all other documents and instruments contemplated herein and in the Indenture Supplement, the Security Agreement and the Pledge Agreement to be executed and delivered by the Company on or prior to the Initial Closing Date.

8.       Agreements.
         ----------

     8.1 Consents and Approvals. Each Holder hereby agrees to use its best efforts to cause all of conditions set forth in Sections 7.1 and 7.2 hereof to be satisfied on or prior to the Initial Closing and the Subsequent Closing(s), as applicable. The Company hereby agrees to use its best efforts to cause all of the conditions set forth in Sections 7.1 and 7.3 hereof to be satisfied on or prior to the Initial Closing and the Subsequent Closing(s), as applicable.

     8.2 Further Assurances. Each Holder hereby agrees, at any time and from time to time after the Initial Closing Date, upon the reasonable request by the Company and without further consideration, to take such further actions or execute such further documents or agreements as may be reasonably necessary in the Company's discretion effectively to convey, transfer or assign and deliver to the Company the Initial Purchase Securities and any Remaining Amount Securities purchased hereunder.

     8.3 Transfer; Legend. Each Holder hereby agrees that, for so long as any portion of the Remaining Amount remains outstanding, it shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, a "Transfer") any Remaining Amount Securities, or any interest therein, except that a Holder may Transfer its Remaining Amount Securities, or any interest therein, if the transferee, as a condition to such Transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement (a "Permitted Transferee"). The Remaining Amount Securities now or hereafter issued to a Holder or a Permitted Transferee shall be endorsed with the following legend:

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") BY AND BETWEEN DYNEX CAPITAL, INC. (THE "COMPANY") AND CERTAIN HOLDERS OF THE COMPANY'S 7.875% SENIOR DEBT SECURITIES DUE JULY 15, 2002, WHICH PURCHASE AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THE COMPANY SHALL PURCHASE, AND THE HOLDER HEREOF SHALL SELL, ALL OR A PORTION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AT A DISCOUNTED PURCHASE PRICE ON CERTAIN DATES SET FORTH IN THE PURCHASE AGREEMENT. A COPY OF THE PURCHASE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

     8.4 Claim of Holders in Event of Bankruptcy. Notwithstanding any provision contained herein to the contrary, the amount by which a Holder's share of the Initial Purchase Securities exceeds the Holder's share (taking account of the rounding up used in determining the Purchase Calculation) of the Initial Purchase Amount Price therefor, and the amount by which a Holder's share of the Remaining Amount Securities sold hereunder exceeds the Holder's pro-rata share (taking account of the rounding up used in determining the Purchase Calculation) of the Remaining Amount Purchase Price therefor, shall remain an obligation of the Company, and shall be secured by the Liens of the Security Agreement and the Pledge Agreement (the "Security Interests"); provided that such remaining obligations of the Company shall automatically be released, without the need for further action by any party, on the 91st day after the date on which the Security Interests have been perfected if on that date the Company shall not have filed any voluntary proceeding seeking an order for relief or other protection under the United States Bankruptcy Code, as amended (the "Bankruptcy Code"), and no such involuntary proceeding shall have been instituted against the Company and in which an order for relief is thereafter entered.

     8.5 Waiver of Certain Rights. Each Holder hereby agrees and acknowledges that the Company's obligation to repurchase Securities held by such Holder upon the occurrence of any of the transactions or events constituting a Change of Control pursuant to the terms and conditions of the Indenture and the Indenture Supplement shall not be applicable, and shall be deemed waived, if either Blackrock Management, Trust Company of the West, Fortress Investment Group, Mariner Investment Group, Hanover Capital Mortgage Holdings, or any of their respective Affiliates, is the Person that is entering into such transaction, or is a party to such event, with the Company. In no event shall this Section 8.5 in any way limit or restrict the Company's obligation to purchase the Initial Purchase Securities and the Remaining Amount Securities pursuant to the terms and conditions of this Agreement.

9.       Indemnification.
          ---------------

     9.1 Indemnification by Holder. Each Holder hereby agrees, severally but not jointly, to indemnify and hold harmless the Company, its Subsidiaries and their respective officers, directors, employees, agents, professionals, successors and assigns (each, an "Indemnitee") from and against any and all Damages incurred by such Indemnitees resulting or arising from any breach or nonfulfillment of the covenants or agreements of such Holder contained herein, including without limitation Section 8.3 hereof.

     9.2 Indemnification by Company. The Company hereby agrees to indemnify and hold harmless the Holders and their respective officers, directors, employees, agents, professionals, successors and assigns (each, an "Indemnitee") from and against any and all Damages incurred by such Indemnitees resulting or arising
(i) from any breach or nonfulfillment of the covenants or agreements of the Company contained herein, (ii) from any breach of any representation or warranty of the Company contained herein, or (iii) in connection with or related to the Indenture and this Agreement or duties arising thereunder or hereunder from the execution and delivery of this Agreement, the Indenture Supplement, the Security Agreement and the Pledge Agreement by each of the parties hereto and thereto and the performance of their respective obligations hereunder and thereunder in accordance with each of the terms and conditions hereto and thereto; provided, however, that the Company shall have no liability under this Section 9.2 to the extent any such Damages result or arise from any breach of any representation, warranty or covenant of any of the Holders contained herein or from any breach of any representation, warranty or covenant of the Company under the Indenture Supplement, the Security Agreement or the Pledge Agreement; and provided, further, that the Company shall have no liability under this Section 9.2 to the extent any such Damages result or arise solely from an agreement between a Holder and any party other than the Company.

     9.3 Claims and Litigation. If any person or entity not a party to this Agreement shall make any demand or claim, or file or threaten to file a lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to an Indemnitee for which such Indemnitee may be entitled to seek relief from a party hereto (such party, an "Indemnitor") pursuant to Section 9.1 or 9.2 hereof, the Indemnitee shall promptly provide written notice to such Indemnitor of such demand, claim or lawsuit, and the Indemnitor shall then have the option at the cost and expense of the Indemnitor, to assume and control the defense of any such demand, claim, or lawsuit. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense. If the Indemnitor shall fail to respond within thirty (30) days after receipt of such notice, or shall notify the Indemnitee that it does not intend to defend against such demand, claim or lawsuit, the Indemnitee may conduct a defense against such demand, claim or lawsuit as it in its discretion may deem proper. If the Indemnitor elects to assume and control the defense of a third party claim, the Indemnitee agrees to cooperate in all reasonable respects with the Indemnitor in connection with such defense, including retaining and delivering to the Indemnitor records and information which are reasonably relevant to such third party claim. Whether or not the Indemnitor shall have assumed and controlled the defense of a third party claim, no party shall admit any liability with respect to, or settle, compromise or discharge any such third party claim, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed if the proposed settlement is, in fact, reasonable under the prevailing facts and circumstances. Nothing in this Section 9.3 shall prevent an Indemnitee from taking such action as may be necessary prior to the end of the thirty-day period provided for above to prevent a default judgment from being entered.

     9.4 Making of Claims. A claim for indemnity pursuant to this Section 9 may be made by an Indemnitee by written notice to the Indemnitor, which notice shall be given within thirty (30) days after the Indemnitee becomes aware of the claim. Such written notice shall set forth in reasonable detail the basis upon which such claim for indemnity is made.

     9.5 Attorneys' Fees, Costs and Expenses. The rights of an Indemnitee to seek indemnification hereunder shall include the right to recover interest, penalties, cost and expenses, including reasonable attorneys' fees (subject to Section 9.3 hereof), incident to any claim for indemnification made in accordance with the provisions of this Section 9.

10.      Miscellaneous.
         -------------

     10.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws. Each party agrees that any action or proceeding with respect to this Agreement shall be brought in any federal or state court situated in the Commonwealth of Virginia, and by execution and delivery of this Agreement, such party irrevocably consents to the exclusive jurisdiction of, and venue in, each such court.

     10.2 Notices. Unless otherwise expressly provided for herein, all notices, requests, demands, and other communications between the parties under this Agreement shall be deemed to have been duly given (i) when delivered by hand,
(ii) one (1) business day after deposited with a courier service that provides evidence of delivery, (iii) two (2) business days after mailed by certified or registered mail, with postage pre-paid, or (iv) when sent by confirmed facsimile if sent before 5:00 p.m. Eastern Time, or if not then on the next business day to:

                           If to the Company:

                           Dynex Capital, Inc.
                           4551 Cox Road, Suite 300
                           Glen Allen, Virginia 23060
                           Facsimile: (804) 217-5860
                           Attn:    Thomas H. Potts

                           With a copy to:

                           Venable, Baetjer and Howard, LLP
                           2010 Corporate Ridge, Suite 400
                           McLean, Virginia  22102
                           Attn:  Joseph C. Schmelter, Esq.

                           If to a Holder, at the address (and/or to the facsimile number) listed below the name of such Holder on Schedule I hereto

                           With a copy to:

                           Arnold & Porter
                           555 Twelfth Street, N.W.
                           Washington, D.C., 20004
                           Attn:  Daniel M. Lewis, Esq.

                           or to such other address and/or facsimile number as any party provides to the other parties from time to time.

     10.3 Entire Agreement; Amendment; Waiver. This Agreement, the exhibits and schedules hereto, and all documents delivered pursuant to this Agreement, constitute the entire Agreement between the parties pertaining to the subject matter hereof, and supersede any and all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written. No amendment, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto, or in the case of a waiver, by the party for whom such benefit was intended. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided in writing.

     10.4 Remedies; Specific Performance. The parties hereto agree that the Initial Purchase Securities and the Remaining Amount Securities are unique, that failure to perform the obligations provided by this Agreement shall result in irreparable damage, that remedies at law for any breach of this Agreement will be inadequate and that specific performance of these obligations may be obtained by suit in equity.

     10.5 Remedy for Failure to Deliver Remaining Amount Securities. If a Holder shall be required to deliver all or any portion of its Remaining Amount Securities for transfer pursuant to any provision of this Agreement, and if such Holder is unable to, or for any reason does not, deliver, or instruct the Custodian to deliver, the certificate representing the Remaining Amount Securities to the Company in accordance with the applicable provisions of this Agreement and a Custodian has been appointed by such Holder, then the Company may deposit such Holder's share of the Remaining Amount Purchase Price for such Remaining Amount Securities with the Custodian as trustee for such Holder, to be held by the Custodian until withdrawn by such Holder. Upon deposit by the Company of such Holder's share of the Remaining Amount Purchase Price with the Custodian, such Holder's Remaining Amount Securities, or portion thereof, to be sold pursuant to the applicable provisions of this Agreement shall at such time be deemed to have been sold, assigned, transferred, and conveyed to the Company and such Holder shall have no further right in such Remaining Amount Securities.

     10.6 Expenses. Subject to Section 9 hereof, each party shall pay the fees of its legal counsel, accountants, advisors and any other expenses incurred by it in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, that in connection with the negotiation and preparation of this Agreement, the Indenture Supplement, the Security Agreement, the Pledge Agreement and all other instruments and documents relating thereto, as well as all discussions and negotiations between the Company and one or more of the Holders occurring prior to the execution hereof, the Company shall pay, upon the Initial Closing, the reasonable fees and expenses incurred by the Holders to the parties listed in Schedule 10.6 hereto, such amounts not to exceed $550,000.

     10.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     10.8 Severability. If any provision or clause of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the validity of the rest of the Agreement shall not be affected and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part held to be invalid or unenforceable.

     10.9  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. Execution and delivery of this Agreement by facsimile signature shall be sufficient for all purposes and shall be binding upon any party who executes this Agreement in such manner.

     10.10 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to confer any rights or benefits upon any third parties.

     10.11 Survival. The obligations of the Company and the Holders to indemnify any Indemnitee pursuant to Section 9 of this Agreement shall survive the repurchase by the Company of all of the Securities owned by the Holders.

                                                                   Exhibit  99.3

                          SUPPLEMENTAL TRUST INDENTURE


         THIS SUPPLEMENTAL TRUST INDENTURE (this "Supplement") is dated as of March 30, 2001, and is made by and between DYNEX CAPITAL, INC., a corporation organized under the laws of Virginia (the "Company"), having its principal office at 4551 Cox Road, Suite 300, Glen Allen, Virginia 23060, and HSBC BANK USA, a banking corporation and trust company organized and existing under the laws of the State of New York (the "Trustee"), having its principal office at 140 Broadway, New York, New York 10005.

                                    RECITALS

         A. The Company issued and sold $100,000,000 in aggregate principal amount of its unsecured 7.875% Senior Notes Due July 15, 2002 (the "Unsecured Securities") under an Indenture, dated as of July 14, 1997 (the "Original Indenture") by and between the Company and Texas Commerce Bank National Association ("Texas Commerce Bank").

         B. The Original Indenture was supplemented and amended by the Officers' Certificate dated July 14, 1997 (the "Original Officers' Certificate," and together with the Original Indenture, the "Indenture").

         C. Pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of June 12, 2000, by and among the Company, Chase Bank of Texas, National Association ("Chase Bank") and HSBC Bank USA, Chase Bank, successor to Texas Commerce Bank, was replaced as Trustee under the Indenture by HSBC Bank USA.

         D. The Unsecured Securities were issued in global form and all of the outstanding Unsecured Securities are represented by one permanent global security identified as Dynex Capital, Inc. 7.875% Senior Note due
July 15, 2002, No. 1, CUSIP No. 26817Q AA 8, registered in the name of CEDE & CO., as nominee of The Depository Trust Company ("DTC") (the "Global Security").

         E. Pursuant to Section 305 of the Indenture, and Paragraph 8 on the reverse of the Global Security, a global Security shall be exchangeable for definitive Securities if the Company, in its sole discretion, notifies DTC that all Outstanding Securities issued in the form of such global Security shall no longer be represented by such global Security.

         F. The Company notified DTC that the Unsecured Securities shall no longer be represented by a Global Security as of March 28, 2001, and has instructed the Trustee to issue certificated securities registered in the names of the persons directed by DTC. Such certificated securities represent securities of the same series, having the same terms as the Global Security, and in the aggregate having the same principal amount of the Global Security.

         G. Pursuant to Section 902 of the Original Indenture, with the consent of Holders of not less than a majority in principal amount of all Outstanding Securities affected by a supplemental indenture, the Company and the Trustee may enter into such supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities, subject to the limitation and restrictions described therein.

         H. The Company desires to make certain changes to the Indenture and to the Unsecured Securities for the purposes of, among other things, securing the Unsecured Securities and eliminating, changing, and adding to certain provisions of the Indenture.

         I. Pursuant to a Written Consent to Supplemental Trust Indenture of even date herewith, Holders of not less than a majority in principal amount of all Outstanding Unsecured Securities have consented to this Supplement and the modifications to the Indenture described herein.

         J. All things necessary to make this Supplement a valid, binding and legal instrument have been performed by the Company.


                                   AGREEMENTS

         NOW, THEREFORE, for consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees for the benefit of the other party and for the equal and proportionate benefit of all Holders of the Unsecured Securities, as follows:


                                    ARTICLE I

                            AUTHORITY AND DEFINITIONS

         SECTION 1.1. Authority and Effect. This Supplement is entered into pursuant to Section 902 of the Original Indenture and this Supplement shall become effective at the close of business on the date first set forth above, upon its execution and delivery by all parties hereto. This Supplement modifies certain provisions of both the Original Indenture and the Original Officers' Certificate, and except as expressly modified in this Supplement, the provisions of the Original Indenture and the Original Officers' Certificate shall continue in full force and effect.

         SECTION 1.2. Terms From the Original Indenture. Capitalized terms used in this Supplement which are defined in the Original Indenture have the meanings given to them in the Original Indenture, unless the context clearly indicates otherwise.

     SECTION 1.3. Certain Defined Terms. As used in this Supplement, the following defined terms shall have the respective meanings specified below:

     "Chase Bank" has the meaning specified in Recital C of this Supplement. "DTC" has the meaning specified in Recital D of this Supplement.

     "Global   Security"  has  the  meaning  specified  in  Recital  D  of  this
Supplement.

     "Original Indenture" has the meaning specified in Recital A of this Supplement.

     "Original Officers' Certificate" has the meaning specified in Recital B of this Supplement.

     "Texas Commerce Bank" has the meaning specified in Recital A of this Supplement.

     "Unsecured Securities" has the meaning specified in Recital A of this Supplement.


                                   ARTICLE II

                                THE SENIOR NOTES

        SECTION 2.1. Exchange. Promptly upon the execution and delivery of this Supplement, the Company shall issue, and shall deliver to the Trustee in accordance with the Indenture, new Senior Notes to reflect this Supplement.

        SECTION 2.2. Form of Senior Notes. The Senior Notes shall be in substantially the form set forth in Exhibit A, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Supplement (but which shall not affect the rights, duties or obligations of the Trustee), and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of the Indenture or this Supplement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Senior Notes may be listed, or to conform to usage (but which shall not affect the rights, duties or obligations of the Trustee).

                                   ARTICLE III

                AMENDMENTS TO THE ORIGINAL OFFICERS' CERTIFICATE

         SECTION 3.1. Section 7 of the Original Officers' Certificate. Section 7 of the Original Officers' Certificate is hereby deleted in its entirety and the following is hereby inserted as Section 7 of the Original Officers' Certificate:

         "Except as provided in Section 14 hereof and except as may be agreed by the Company and any particular Holder(s) of the Senior Notes, the Securities are not redeemable at the option of the Holder thereof and the Company is not obligated to redeem, repay or purchase the Securities pursuant to any sinking fund or analogous provision."

         SECTION 3.2. Section 8 of the Original  Officers'  Certificate.  Clause
(i) of Section 8 of the Original Officers' Certificate is hereby deleted in its entirety and the following is hereby inserted as clause (i) of Section 8 of the Original Officers' Certificate:

         "(i) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture, the Senior Notes, or the Security Documents (as defined below);"

         SECTION 3.3. Section 10 of the Original Officers' Certificate.  Each of
Section 10 (i) - Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock, Section 10(ii) - Limitation on Restricted Payments, Section 10(iii) - Limitation on Transactions with Affiliates and Section 10(iv) - Provision of Financial Information of the Original Officers' Certificate is hereby deleted in its entirety and the following is hereby inserted in Section 10 of the Original Officers' Certificate as new Sections 10(i), (ii), (iii),
(iv), (v), (vi), (vii) and (viii), respectively:

         "(i)     Reports.

     (A) Regardless of whether the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee within 15 days after it is or would have been required to file such with the Commission, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

     (B) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     (ii) Limitation on Transactions with Affiliates.

     The Company will not, and will not permit any of its Subsidiaries or Affiliates to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Related Person (other than a Subsidiary or an Affiliate) unless (a) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary or Affiliate, as the case may be, than would be available in a comparable transaction with an unrelated third party and (b)(1) where such transaction or series of transactions involves aggregate consideration in excess of $5 million, such transaction or series of transactions is approved by a majority of the Board of Directors of the Company, including the approval of a majority of the independent, disinterested directors, as evidenced by a resolution relating thereto of the Board of Directors filed with the Trustee and (2) where such transaction or series of transactions involves aggregate consideration in excess of $15 million, the Company also delivers to the Trustee an opinion from a nationally recognized investment banking firm as to the fairness of such transaction or series of transactions to the Company or such Subsidiary from a financial point of view. Notwithstanding the foregoing, this provision will not apply to (A) compensation or employee benefit arrangements with any officer or director of the Company; and (B) any transaction entered into in the ordinary course of business by the Company, Subsidiary or Affiliate with a Subsidiary or an Affiliate.

         (iii) Limitation on Restricted Payments. Unless expressly permitted below, the Company will not and will not permit its Subsidiaries or Affiliates to (a) declare or pay any dividend or make any other distribution on the Company's or any Subsidiary's or Affiliate's Capital Stock (other than dividends or distributions payable in Qualified Capital Stock of the Company, and other than dividends or distributions from any Subsidiary or Affiliate to the Company ); (b) purchase, redeem, defease or otherwise acquire or retire for value, any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock; (c) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is unsecured or subordinated to the Senior Notes; (d) pay any judgments (in cash or other property, including the issuance of any promissory note in satisfaction of such judgment); or (e) purchase any assets (each of the foregoing actions set forth in clauses (a), (b), (c), (d) and (e) and not excluded in the next paragraph below, being referred to as a "Restricted Payment").

     The foregoing provisions shall not prohibit any of the following:

     (1) [Intentionally Omitted];

     (2) The purchase or redemption of the Senior Notes;

     (3) Cash distributions, which may be in the form of either dividends, redemptions, repurchases, retirement, defeasance or other acquisition, on or account of the Company's Capital Stock, provided that such distributions do not exceed the sum of the following:

     (a) distributions required in order to maintain the status of the Company and its Subsidiaries as a Real Estate Investment Trust under the Code;

     (b) cash proceeds from the sale of Permitted Subordinated Indebtedness;

     (c) cash proceeds from the sale of Qualified Capital Stock; and

     (d) $26 million;

     (4) The purchase of permitted assets in accordance with Section 10(vii) below;

     (5) Payments made in respect of Ordinary Course Trade Debt; and

     (6) (a) Payments of settlements or judgments up to $3 million, or (b) payments resulting from settlement of any claims (provided such settlement payments are structured as Permitted Subordinated Indebtedness).

     The Company will not, and will not permit any of its Subsidiaries or Affiliates, to directly or indirectly, make any Restricted Payments unless at the time of such Restricted Payments after giving pro forma effect to such Restricted Payments, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof under any Indebtedness of the Company.

         (iv) Limitation on Incurrence of Additional Indebtedness. (1) The Company will not, and will not permit any Subsidiary or Affiliate to, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of any Indebtedness, other than the Indebtedness described in clauses (a) through (j) below, provided however, immediately after giving effect to the incurrence of such Indebtedness (and other than Indebtedness described in clauses (a), (b), (f) and (g) below), the Company's Adjusted Consolidated Indebtedness must not exceed 150% of the Company's Adjusted Consolidated Tangible Net Worth.

     (a) Indebtedness existing on March 30. 2001, as set forth in an Officers' Certificate delivered to the Trustee on March 30, 2001;

     (b) Indebtedness represented by the Senior Notes;

     (c) [Intentionally Omitted];

     (d) Ordinary Course Trade Debt;

     (e) Up to $5 million of Indebtedness secured by Tax Liens owned by the Company or for which the Company has a commitment to purchase as of the Exchange Date;

     (f) Indebtedness issued in exchange for, or the net proceeds of which are used to, refinance any Indebtedness that has a maturity date prior to the Maturity Date; provided however, that (1) the principal amount of the new Indebtedness does not exceed the principal amount of the Indebtedness being so redeemed, repurchased, retired or acquired, (2) such new Indebtedness is not more senior to the Indebtedness to be redeemed, repurchased, retired or acquired, (3) such new Indebtedness has a final scheduled maturity date equal to or later than the Indebtedness being redeemed, repurchased, acquired or retired, and (4) such Indebtedness has a Weighted Average Life to Maturity equal or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being redeemed, repurchased, acquired or retired;

     (g) Permitted Subordinated Indebtedness;

     (h) Collateralized bond obligations that are non-recourse to the Company or any Subsidiary;

     (i) Indebtedness incurred in connection with the redemption or repurchase of collateralized securities previously issued by the Company, its Subsidiaries or its Affiliates under a plan to re-securitize or sell the collateral or assets underlying such securities within 120 days from the date of such redemption or repurchase; provided however, that the incurrence of such indebtedness must occur substantially simultaneously with such redemption or repurchase of collateralized securities only to the extent the Company believes in good faith that immediately following the re-securitization or sale of the collateral or assets underlying such securities that the Company will be in a net cash positive position relative to no such redemption or repurchase of collateralized securities having taken place; and

     (j) Indebtedness incurred in connection with the payment of judgments up to an aggregate amount of $3 million.

     (2) The  Company  may not and will not  permit any of its  Subsidiaries  or
Affiliates  to  incur  any   Unsecured   Indebtedness   (other  than   Permitted
Subordinated Indebtedness) if the ratio of Income Available for Interest Payments to Interest Expense for the four consecutive fiscal quarters most recently ended prior to the date such additional Indebtedness is to be incurred shall have been less than 2 to 1 on a pro forma basis, after giving effect thereto and the application of proceeds therefrom.

     (v) Limitation on Disqualified Capital Stock. The Company will not issue or cause any Subsidiary to issue any Disqualified Stock.

         (vi) Limitation on Liens. The Company will not, and will not permit any Subsidiary or Affiliate to, create, incur, assume or suffer to exist any Lien (as defined below) on any of its assets or properties of any character or any share of Capital Stock or Indebtedness of any Subsidiary. The foregoing limitation does not apply to:

     (a) Liens existing on March 30, 2001 as set forth in an Officers' Certificate delivered to the Trustee on March 30, 2001;

     (b) Liens securing the Senior Notes;

     (c) Liens with respect to the assets of a Subsidiary granted by such Subsidiary to the Company or a Subsidiary to secure Indebtedness owing to the Company or such other Subsidiary, provided that such Liens are subordinate to the Liens securing the Senior Notes;

     (d) Liens securing Indebtedness which is incurred to refinance secured Indebtedness which is permitted to be incurred under Section 10(iv)(f) above; provided however, that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets securing the Indebtedness being refinanced;

     (e) (i) Liens incurred in connection with the redemption or repurchase of collateralized securities previously issued by the Company, its Subsidiaries or its Affiliates under a plan to re-securitize or sell the collateral or assets underlying such securities within 120 days from the date of such redemption or repurchase pursuant to Section 10(iv)(i), provided however, that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets securing the Indebtedness being refinanced;

     (f) Liens on Tax Liens in connection with the borrowing by the Company of up to $5 million as permitted by Section 10(iv) above; and

     (g) Permitted Liens.

     (vii) Limitations on Asset Purchases. The Company will not, and will not permit its Subsidiaries or Affiliates to, purchase assets in excess of $1 million in any calendar quarter other than (i) in connection with Permitted Tax Lien Purchases, and (ii) in connection with the redemption or repurchase of collateralized securities previously issued by the Company or its Subsidiaries or Affiliates as part of a plan to resecuritize or sell the underlying collateral, provided however, that the Company believes in good faith that immediately following the re-securitization or sale of the collateral or assets underlying such securities that the Company will be in a net cash positive position relative to no such redemption or repurchase of collateralized securities having taken place.

     (viii) Eligible Investments. The Company covenants and agrees for the benefit of the Holders of the Senior Notes that until such time as the Senior Notes are no longer outstanding, all cash and cash equivalents of the Company and its Subsidiaries (other than Restricted Cash/Cash Equivalents) shall be invested only in Eligible Investments, provided, however, that the foregoing shall not prohibit the Company from using cash and cash equivalents for the purposes otherwise permitted under the Indenture.

     SECTION 3.4.  Certain  Definitions in the Original  Officers'  Certificate.
Section 10 of the Original Officers' Certificate is hereby amended by adding the following definitions:

         "Available Amount" means, on April 15, 2001, June 1, 2001, July 15, 2001, September 1, 2001, October 15, 2001, December 1, 2001, January 15, 2002,
March 1, 2002, April 15, 2002 and June 1, 2001, the cash and cash equivalents of the Company and its Subsidiaries, on a consolidated basis, less (i) amounts necessary to service accrued and unpaid interest on the Senior Notes, (ii) amounts in existence as of April 15, 2001, June 1, 2001, July 15, 2001, September 1, 2001, October 15, 2001, December 1, 2001, January 15, 2002, March 1, 2002, April 15, 2002 and June 1, 2001 and designated by the Company for or relating to payments and/or distributions permitted by Section 10(iii)(3) above,
(iii) an amount not to exceed $3,000,000, and (iv) Restricted Cash/Cash Equivalents.

         "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease of any property by such Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person. For purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Eligible Investments" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within two years form the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than two years from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within two years from the date of acquisition thereof issued by any commercial bank, having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank; (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(iv)  above;   and  (vi)   investments   in  money  market  funds  which  invest
substantially  all their assets in securities of the types  described in clauses
(i) through (v) above.


     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Maturity Date" means July 15, 2002.

     "Ordinary Course Trade Debt" means accounts payables incurred in the ordinary course of business, including the deferred purchase price of property or services, provided however, that such amount shall not exceed $3 million.

     "Permitted Liens" means (i) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings, if adequate reserve, as may be required by GAAP, shall have been made therefor, (ii) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property, and (iii) Liens arising from judgments, decrees or attachments expressly permitted under the terms of the Indenture in circumstances not constituting an Event of Default.

     "Permitted Subordinated Indebtedness" means subordinated Indebtedness of the Company that: (i) is unsecured and subordinate to the Senior Notes; (ii) prohibits any payments thereon until the Senior Notes are paid in full; and
(iii) provides for a complete "stand-still" of all acceleration rights or other remedies while any Senior Notes are outstanding.

     "Permitted Tax Lien Purchases" means the purchase of Tax Liens secured by real property in Allegheny County, Pennsylvania or Cuyahoga County, Ohio in an amount not to exceed $10 million after the date hereof.

     "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Stock or convertible into or exchangeable or exercisable for Disqualified Stock.

     "Restricted Cash/Cash Equivalents" means cash and cash equivalents of the Company and its Subsidiaries required to be held (a) by trustees under indentures or trust agreements related to the securitizations issued by the Company's Subsidiaries or Affiliates, or (b) under escrow agreements as set forth on Schedule 1.1 attached hereto; provided, that any such cash or cash equivalents shall no longer be deemed Restricted Cash/Cash Equivalents at such time as it is released from the applicable indenture, trust agreement or escrow agreement.

     "Tax Liens" means liens on real property securing unpaid real estate taxes, accrued interest thereon, and related penalties, costs, fees and charges for the failure of the property owner to pay such taxes on time. Tax Liens will also include any property owned as a result of the realization of the Tax Lien through foreclosure.

     SECTION 3.5.  Certain  Definitions in the Original  Officers'  Certificate.
Section 10 of the Original Officers' Certificate is hereby amended by deleting the definitions of "Acquired Indebtedness," "Cash Equivalents," "Coverage Ratio," "Default," "Equity Interests," "Hedging Obligations," "Investments," "Permitted Investments," "Restricted Investment," "Restricted Payments," "Subordinated Indebtedness" and "Wholly Owned Subsidiary."

     SECTION 3.6.  Certain  Definitions in the Original  Officers'  Certificate.
Section 10 of the Original Officers' Certificate is hereby amended by deleting the definitions of "Adjusted Consolidated Indebtedness," "Disqualified Stock," and "Indebtedness" substituting the following definitions in lieu thereof:

     "Adjusted Consolidated Indebtedness" of the Company means the sum of the aggregate principal amount of all Indebtedness of the Company, on a consolidated basis, minus the aggregate principal amount of the following Indebtedness: (i) Indebtedness under any loan repurchase agreements or repurchase facilities entered into in the ordinary course of business with an original maturity not to exceed 180 days, (ii) Indebtedness under any warehouse line of credit, letter of credit or similar facility secured primarily by loans held for sale or securitization or tax-exempt bonds, (iii) collateralized bond obligations that are non-recourse to the Company or its Subsidiaries or Affiliates, and (iv) Permitted Subordinated Indebtedness.

     "Disqualified Stock" means, with respect to any Person, any capital stock or partnership interest of such Person which by the terms of such capital stock or partnership interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the occurrence of any event or otherwise: (i) matures or is mandatory redeemable, pursuant to a sinking fund obligation or otherwise; (ii) is convertible into or exchangeable or exercisable for Indebtedness (other than Permitted Subordinated Indebtedness) or Disqualified Stock described by clause (i) or (iii) of this definition; or
(iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the maturity of the Senior Notes.

     "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services,
(v) all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, accrued expenses and deferred taxes arising in the ordinary course of business), (vi) all obligations of any other Person of the type referred to in clauses (i) through (v) which are secured by any Lien on any property or asset of such first Person and the amount of such obligation shall be the lesser of the value of such property or asset or the amount of the obligation so secured, (vii) all guarantees of Indebtedness by such Person, (viii) Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through
(viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which, by its terms, does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture.

     SECTION 3.7. Section 11 of the Original Officers' Certificate. Section 11 of the Original Officers' Certificate is hereby deleted in its entirety and the following is hereby inserted as Section 11 of the Officers' Certificate:

     "The Senior Notes shall be exchangeable only as provided in Section 305 of the Indenture. The form of the Senior Notes is attached hereto."

     SECTION 3.8. Section 15 of the Original Officers' Certificate. The following shall be added as Section 15 of the Original Officers' Certificate:

     "15. The Senior Notes shall be subject to the following additional covenants and other terms:

     "(i) Pledge Of Collateral. To secure the Secured Obligations, and in consideration of the promises and of the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, upon receipt by the Trustee of the Collateral, the Trustee does hereby declare that it holds as security trustee in trust under the Indenture all of the right, title and interest of the Trustee to and under the Collateral, to hold the Collateral as security for, and as additional sources of payment of, the Secured Obligations, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture. The Collateral shall be held in trust under and subject to the terms and conditions herein set forth for the sole benefit of the Holders of the Senior Notes and for the enforcement of the prompt and complete payment when due of the Secured Obligations held by them and for the performance by the Company of its obligations under the Security Documents. Any opinions required by TIA Sections 314(b)(1) and (2) shall be delivered to the Trustee, if, and at such time(s), as required by TIA Sections 314(b)(1) and (2).

         As among the Holders of the Senior Notes, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of the Senior Notes without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Senior Notes.

         (ii) Satisfaction And Discharge; Defeasance. The Company and Issuer Holding Corp. shall be entitled to obtain a full release of all of the Collateral from the Lien in respect of the Security Documents upon compliance with all of the conditions precedent for satisfaction and discharge of the Indenture set forth in Section 401 of the Indenture or for defeasance pursuant to Section 1402 of the Indenture, with respect to the Senior Notes. Upon delivery by the Company to the Trustee of Board Resolutions authorizing such actions and an Officers' Certificate and an Opinion of Counsel, each to the effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and Opinion of Counsel required by Article Fourteen of the Indenture), the Trustee shall take all necessary action, at the written request and expense of the Company, to release and reconvey to the Company and Issuer Holding Corp. (as the case may be) all of the Collateral, and shall deliver such Collateral in its possession to the Company and Issuer Holding Corp. (as the case may be).

         (iii) Trust Indenture Act Requirements. The release of any Collateral from the Lien in respect of the Security Documents will not be deemed to impair such Lien in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Pledge Agreement, the Security Agreement, and pursuant to the terms hereof. Each of the Holders of Senior Notes acknowledge that a release of Collateral strictly in accordance with the terms of the Pledge Agreement, the Security Agreement, and the terms hereof will not be deemed for any purpose to be an impairment of the Lien in respect of the Security Documents in contravention of the terms of the Indenture. Without limitation, the Company and each other obligor on the Senior Notes shall cause TIA Section 314(d) relating to the release of property or securities from the Lien in respect of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

         (iv) Purchaser Protected. In no event shall any purchaser in good faith of any Collateral purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any Collateral permitted by this Section Fifteen to be released under obligation to ascertain or inquire into the authority of the Company to make any such or other transfer.

         (v) Determinations Relating To Collateral. In the event (A) the Trustee shall receive any written request from the Company and/or Issuer Holding Corp. under any of the Security Documents for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or Issuer Holding Corp.'s obligations with respect thereto (including, without limitation, the determination as to whether any portion of the Collateral constitutes released Collateral) or (B) there shall be due to or from the Trustee under the provisions of any of the Security Documents any performance or the delivery of any instrument or (C) the Trustee shall be notified in writing of any nonperformance by the Company and/or Issuer Holding Corp. of any covenant or any breach of any representation or warranty of the Company and/or Issuer Holding Corp. set forth in any of the Security Documents, then, in each such event, the Trustee may consult with any expert, consultant, agent or attorney for advice with respect thereto. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders of Senior Notes pursuant to Section 602 of the Indenture.

         (vi) Form and Sufficiency of Release. In the event that the Company and/or Issuer Holding Corp. has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of the Security Documents may be sold, exchanged or otherwise disposed of by the Company and/or Issuer Holding Corp., and the Company, upon delivery of an Officers' Certificate, Board Resolutions and an Opinion of Counsel, requests in writing the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such Collateral under any of the Security Documents, the Trustee, subject to Section 15(ii) above, shall promptly execute such an instrument promptly after satisfaction of the conditions set forth in Section 15(ii) for delivery of such release. Notwithstanding the preceding sentence, all purchasers and grantees of any Collateral purported to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purposes of the Indenture and as constituting a good and valid release of the property therein described from the Lien in respect of the Security Documents.

         (vii) Release Upon Termination of the Company's Obligations. In the event that the Company delivers an Officers' Certificate and an Opinion of Counsel certifying that the provisions of Section 401 or 1402 of the Indenture with respect to the Senior Notes have been complied with, the Trustee shall (a) execute and deliver such releases, termination statements and other instruments as the Company may reasonably request in writing evidencing the termination of the Lien in respect of the Security Documents and (b) not be deemed to hold such Liens for the benefit of the Holders.

     (viii) Acceleration of Maturity; Remedies; Rescission and Annulment.

     (1) Notwithstanding any other provision in the Indenture, if an Event of Default with respect to Senior Notes occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes may declare the principal of all the Senior Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and the accrued interest thereon, if any, or specified portion thereof shall become immediately due and payable.

     (A) At any time after such a declaration of acceleration with respect to the Senior Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Section provided, the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (i) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency or currency unit or composite currency in which the Senior Notes are payable:

     (a) the principal of (and premium, if any, on) any Outstanding Senior Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Senior Notes,

     (b) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the Overdue Rate, and

     (c) all sums paid or advanced by the Trustee under the Indenture, and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 606 of the Indenture; and

     (ii) All Events of Default with respect to the Senior Notes, other than the nonpayment of the principal of (or premium, if any) or interest on the Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indenture.

     (B) No such rescission shall affect any subsequent default or impair any right consequent thereon.

     (2) Notwithstanding any other provision in the Indenture, if an Event of Default with respect to the Senior Notes occurs and is continuing, then and in every such case the Trustee, subject to the rights and immunities set forth in Article Six of the Indenture, may:

     (A) exercise all of the rights and remedies in respect of the Collateral under applicable law and all of the rights and remedies conferred in the Indenture and in the other Security Documents, and

     (B) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code of any applicable jurisdiction, and may (but shall not be obligated to) proceed to protect and enforce the Indenture and any of the other Security Documents by suit or suits or proceedings at law, in equity, in bankruptcy or otherwise, and whether for the specific performance of any covenant or agreement herein or therein contained or in execution or aid of any power therein or therein granted, or for foreclosure hereunder or thereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof or for the enforcement of any legal, equitable or other remedy available under applicable law, and

     (C) protect and enforce the Indenture or any one or more of the other Security Documents by suit or suits or proceedings at law, in equity, in bankruptcy or otherwise, and whether for the specific performance of any covenant or agreement herein or therein contained or in the execution or aid of any power herein or therein granted, or for the enforcement of any legal, equitable or other remedy available under applicable law.


     (3) Notwithstanding any other provision in the Indenture, the Trustee may (but shall not be obligated to) act, if any Event of Default exists with respect to the Senior Notes, where action is reasonably required before any necessary instructions may be received in accordance with the Indenture, to the extent it deems necessary and without instruction from the Holders of the Senior Notes, in order to

     (A) protect the Collateral,

     (B) instruct or give any notice to the Company, or

     (C) otherwise promote and protect the interests of the Holders.

     (ix) Application of Money Collected. Notwithstanding any other provision in the Indenture, the proceeds of any exercise of rights pursuant to this Section, including, but not limited to, the proceeds of any exercise of rights with respect to the Collateral, or any part thereof, shall be paid to and applied as follows:

     (1) First -- to the payment of all amounts due the Trustee and any predecessor Trustee under Section 606 of the Indenture;

     (2) Second -- to the payment of

     (A) costs and expenses of foreclosure or suit, if any, and of any permitted sale, and of all proper expenses, liabilities and advances, including, without limitation, fees and expenses of attorneys, agents and experts, incurred or made hereunder or under the other Security Documents by the Trustee with respect to the Collateral, and

     (B) all taxes, assessments or Liens superior to the Lien in respect of the Security Documents, except any taxes, assessments or other superior Liens subject to which such sale may have been made;

     (3) Third -- to the payment of the amounts then due and unpaid upon the Senior Notes and coupons for principal (and premium, if any) and interest payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Senior Notes and coupons for principal (and premium, if any), and interest, respectively; and

     (4) Fourth -- to the payment of the remainder, if any, to the Company.

        (x) Unconditional Right of Holders to Receive Principal, Premium, if any, Interest and Additional Amounts. Notwithstanding any other provision in the Indenture, the Holder of any Senior Note or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307 of the Indenture) interest on, such Security or payment of such coupon on the respective due dates expressed in such Senior Note or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder, except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien in respect of the Security Documents upon the Collateral.

     (xi) Maintenance of Liens. So long as the Indenture shall not have been satisfied and discharged as set forth in Section 401 of the Indenture in respect to the Senior Notes, or until the defeasance of the Indenture pursuant to
Section 1402 of the Indenture in respect to the Senior Notes, the Trustee will, solely for the benefit of the Holders of the Senior Notes,

     (A) execute continuation statements under the Uniform Commercial Code of the specified jurisdictions with respect to those UCC-1 financing statements listed in the Opinion of Counsel from the Company, and deliver such continuation statements to the Company for filing, provided, that at least six (6) months prior to the expiration of such UCC-1 financing statements, the Company has delivered to the Trustee an Opinion of Counsel and written notice setting forth the requirement to file such continuation statements; and

     (B) upon receipt of written instruction by the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes, and at the expense of the Company, execute, procure, acknowledge, deliver and record, or cause to be executed, procured, acknowledged, delivered or recorded, all such further instruments, deeds, conveyances, mortgages, transfers, financing statements, continuation statements and assurances as reasonably deemed necessary  by such  Holders  subject  to the  Lien in  respect  of the  Security
Documents, and to preserve, continue and protect the Lien in respect of the Security Documents on, all or any portion of the Collateral.

Definitions.  As used herein,

     "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Pledge Agreement and the Security Agreement and all other property and assets that are from time to time made subject, or required to be made subject, to Liens for the benefit of the Trustee and of the Holders pursuant to the Pledge Agreement, the Security Agreement or the Indenture.

     "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value of any asset of the Company and its Subsidiaries shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution thereof delivered to the Trustee.

     "Lien" means (x) any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell, any setoff, recoupment or repurchase arrangement and any filing of or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute and
(y) any agreement to enter into any of the foregoing.

     "Pledge Agreement" means the Indemnity Pledge Agreement, of even date herewith, by Issuer Holding Corp., a wholly-owned subsidiary of the Company, in favor of the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     "Security Agreement" means the Pledge and Security Agreement, of even date herewith, by the Company in favor of the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     "Security Documents" means the Indenture, the Pledge Agreement, the Security Agreement, the Senior Notes and each other security agreement, financing statement or other instrument pursuant to which any of the Secured Obligations shall be secured from time to time.

     "Secured Obligations" means, at any time, all obligations and undertakings of the Company in respect of the principal of, and interest, on the Senior Notes at such time and the payment of all other amounts payable, and all other indebtedness owing, by the Company thereunder and under the Indenture, including without limitation all amounts due to the Trustee under Section 606 of the Indenture."

     SECTION 3.9. Section 16 of the Original Officers' Certificate. The following shall be added as Section 16 of the Original Officers' Certificate:

         "16. Any legal action or proceeding arising out of or relating to the Senior Notes, other than in connection with suits for the enforcement of any payment on the Senior Notes on or after the Stated Maturity thereof, shall be brought in the state or federal courts of Virginia, and the Holder of any Senior Note hereby expressly submits to the exclusive personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum."

                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION 4.1. Execution of Counterparts. This Supplement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 4.2. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

     SECTION 4.3. Binding Effect. This Supplement shall inure to the benefit of and shall be binding upon the Trustee and its successors and assigns, and the Company and its successors and assigns.

     SECTION 4.4. Trustee. The recitals contained herein and in the Senior Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement, the Senior Notes or the security afforded hereby or thereby.

                                                                   Exhibit  99.4

                         PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is dated as of the 30th day of March, 2001, by and between DYNEX CAPITAL, INC., a Virginia corporation ("Dynex"), and HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York (the "Trustee"), as Trustee on behalf of the holders (the "Holders") of Dynex's 7.875% Senior Notes Due July 15, 2002 (the "Securities") under an Indenture dated July 14, 1997, as amended by, among things, that certain Officers' Certificate dated July 14, 1997 (the "Original Officers' Certificate") and the "Supplemental Indenture" described below (such Indenture, as amended, the "Indenture") between Dynex and the Trustee.

                               W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, in order to induce a sufficient number of Holders to consent to an amendment to the Indenture effected by a Supplemental Trust Indenture of even date herewith (the "Supplemental Indenture"), Dynex has agreed to enter into this Agreement and in so doing to grant a security interest to the Trustee, on behalf of all Holders, in certain assets of Dynex to secure repayment of all obligations of Dynex relating to the Securities, all as more particularly set forth below; and

     WHEREAS, unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the same meanings assigned to them in the Indenture.

     NOW, THEREFORE, in consideration of the foregoing and in order to induce certain of the Holders to consent to an amendment to the Indenture effected by the Supplemental Indenture, Dynex hereby agrees with the Trustee as follows:

     1. Pledge. In order to secure the payment in full of (i) all principal of and interest on the Securities as and when the same become due and payable under the Indenture (whether by lapse of time, acceleration or otherwise), (ii) all other fees and charges payable by Dynex and/or Issuer Holding Corp., a Virginia corporation and a wholly-owned subsidiary of Dynex ("IHC"), under the terms of this Agreement, an Indemnity Pledge Agreement of even date herewith between IHC and the Trustee, the Securities and the Indenture (collectively, the "Senior Note Documents"), (iii) all other indebtedness, obligations and liabilities of Dynex and/or IHC arising under, and the observance and performance of all covenants and agreements contained in, the Senior Note Documents, including without limitation all amounts due to the Trustee pursuant to Section 606 of the Indenture, and (iv) all expenses and charges, legal or otherwise, including reasonable attorneys' fees, suffered or incurred by the Trustee in collecting or enforcing payment of any of the Securities or in realizing upon, protecting or preserving any collateral security for any such indebtedness (all of such indebtedness, obligations and liabilities referred to in the immediately foregoing clauses (i) through (iv) being hereinafter collectively referred to as the "Obligations"), Dynex hereby grants to the Trustee, its successors and permitted assigns, a continuing security interest in, and pledges to the Trustee, the following property, whether now owned or hereafter acquired and wherever held (collectively, the "Collateral"):

     (a) all shares of the outstanding equity securities held by Dynex in the subsidiaries listed on Schedule 1(a) attached hereto and made a part hereof (the "Subsidiaries");

     (b) any and all additional shares of any class of stock or other equity securities of any of the Subsidiaries, or any other subsidiaries of Dynex, which Dynex may from time to time acquire, directly or indirectly, between the date hereof and the date of the satisfaction and discharge of the Indenture with respect to the Securities in accordance with Section 401 thereof or defeasance pursuant to Section 1402 thereof;

     (c) the assets described on Schedule 1(c) attached hereto and made a part hereof;

     (d) the "Collateral Account" described in Section 9(a) hereof, together with (i) all cash, credit balances, securities, financial assets, instruments, investment property, accounts, contract rights, general intangibles and other property of whatever kind or description now or hereafter in or credited to the Collateral Account, (ii) all proceeds thereof or income therefrom, and (iii) all security entitlements in respect thereof;

     (e) the "Collection Account" described in Section 9(b) hereof, together with (i) all amounts deposited therein and all certificates and instruments, if any, from time to time representing or evidencing such Collateral, (ii) all interest, cash and monies, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing Collateral, and (iii) all rights and privileges of Dynex with respect to the foregoing Collateral;

     (f) all supporting evidence and documents relating to any of the above described property, including without limitation the books and records relating thereto;

     (g) all accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising or attaching; and

     (h) all cash and non-cash proceeds of the foregoing (subject to Section 3 hereof), including (without limitation) all dividends and other distributions.

     In order to continuously perfect the security interest in the Collateral granted under Section 1(a) above, Dynex has, simultaneously with the execution hereof, physically delivered to the Trustee the stock certificates representing said shares of stock in the subsidiary corporations listed on Schedule 1(a) (which stock certificates are accompanied by appropriate undated stock powers duly executed by Dynex in blank).

     2. Conditional Pledge. In order to further secure the Obligations, Dynex hereby grants to the Trustee, its successors and permitted assigns, a continuing security interest in, and pledges to the Trustee, the property described on
Schedule 2 attached hereto and made a part hereof; provided, however, that such grant shall not become effective until the repurchase of such property by Dynex pursuant to that certain Master Repurchase Agreement dated as of April 7, 2000 between Dynex and Lehman Brothers, Inc. and Lehman Commercial Paper, Inc., as amended and supplemented by those certain Addendum Agreements dated as of April 7, 2000 and April 18, 2000 (such agreement, as so amended and supplemented, the "Lehman Repurchase Agreement"), in a transaction in which Dynex does not, on or about the date of such transaction, enter into any similar repurchase or similar arrangement that effectively refinances its obligations under the Lehman Repurchase Agreement. Upon the effectiveness of the foregoing grant such property shall be deemed "Collateral" hereunder for all purposes, and Dynex shall promptly (i) notify the Trustee in writing of such effectiveness and (ii) execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, in order to perfect and protect the security interest granted pursuant to this Section 2.

     3. Sale of Certain Collateral. Notwithstanding any provision hereof or of the Indenture to the contrary, unless and until an "Event of Default" (as hereinafter defined) has occurred and is continuing, Dynex may, without further consent or approval of the Trustee, sell, assign, transfer, lease or otherwise dispose of (each, a "Permitted Disposition") all or any portion of the Collateral, including without limitation the Collateral described on Schedule 3 attached hereto and made a part hereof; provided, however, that Dynex shall be permitted to use the proceeds of any such Permitted Disposition (net of any expenses incurred in connection with any such Permitted Disposition) only in a manner permitted by the Original Officers' Certificate, as amended by the Supplemental Indenture; and provided, further, that until any such permitted use of net proceeds, such net proceeds shall be deposited in the Collection Account and shall remain cash Collateral subject to the security interest created hereunder. Promptly upon written notice from Dynex of any such Permitted Disposition, the Trustee shall execute and deliver to Dynex such releases, termination statements and estoppel certificates as Dynex may reasonably direct in writing; provided that all such documents shall be prepared, reviewed and filed or recorded at Dynex's sole cost and expense.

         4. Event of Default; Remedies. Each and every "Event of Default" as defined in the Indenture, including without limitation any failure by Dynex for 30 days after notice to comply with any of its agreements herein, and any breach by Dynex of its obligations under Section 9(a) or Section 9(b) hereof within the time periods therein specified (without regard to any grace or cure periods), shall constitute an "Event of Default" hereunder. Upon the occurrence and during the continuation of any such Event of Default, the Trustee shall be entitled (but shall not be obligated) to exercise any one or more of the following remedies:

     (a) The Trustee may from time to time take whatever action at law or in equity is necessary or desirable in order to collect the moneys payable hereunder or secured hereby or to enforce performance and observance of any obligation, agreement or covenant hereunder.

     (b) The Trustee may foreclose its security interest in any of the Collateral in any way permitted by applicable law; and the Trustee may thereupon, or at any time thereafter, without notice or demand (except such notice as may be specifically required by applicable law) and with or without having the Collateral at the time or place of sale, sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at any public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may determine and at such prices as it may determine, for cash or on credit or for future delivery without assumption of any credit risk. In the exercise of such remedy, the Trustee may sell all of the Collateral as a unit even though the sales price thereof may be in excess of the amounts remaining unpaid on the Obligations. At any such public sale the Trustee may bid for and become the purchaser of all or any part of the Collateral, and such sale or sales may be held without demand of performance, notice of intention to sell, the time or place of sale or any other matter, except for such notice as may be specifically required by law; and the purchaser at any such sale or other disposition shall thereafter hold the Collateral sold absolutely free from any claim or right of Dynex of whatsoever kind, including any right of redemption of Dynex, all such rights being hereby expressly waived and released by Dynex to the extent permitted by law.

     (c) The Trustee may apply for a receiver for the Collateral and may sell the Collateral pursuant to a judicial sale, and Dynex hereby assents to the passage of a decree for the sale of any of the Collateral by any court having jurisdiction. Dynex hereby authorizes and empowers the Trustee to sell its interest in the Collateral in accordance with any applicable law. Such Collateral or any interest therein may be sold upon such terms and in as many lots as the Person conducting the sale may, in its sole discretion, elect. No readvertisements of any sale shall be required if the sale is adjourned by announcement, at the time or place set therefor, of the date, time or place to which the same is to be adjourned.

     (d) The Trustee may exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining to any of the Collateral, as if the Trustee were the absolute owner thereof, including (without limitation) the right to exchange any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Subsidiary or upon the exercise by or on behalf of any Subsidiary or the Trustee of any right, privilege or option pertaining to any of the Collateral.

     (e) The Trustee may take any or all of the following actions: (i) take possession of the Collateral pursuant hereto without legal process and without incurring liability to Dynex therefor for the purpose of exercising its rights hereunder; (ii) deliver a "Notice of Exclusive Control" in accordance with the account control agreement referred to in Section 9(a) hereof; and (iii) deliver a "Notice of Effectiveness" in accordance with the "Blocked Account Agreement" (as hereinafter defined).

     (f) The Trustee may exercise any other right or remedy with respect to any of the Collateral given to secured parties under the applicable Uniform Commercial Code in effect in the State of New York from time to time and, without limitation of the generality of the foregoing, as the same may be amended by Revised Article 9 (the "UCC"). "Revised Article 9" means the provisions of New York S7484, introduced April 17, 2000, containing proposed revisions to Article 9 of the UCC which would become effective July 1, 2001, as such provisions may be modified from time to time.

     (g) Any notification required by Section 9-504 (or any successor provision) of the UCC shall be deemed reasonably and properly given if deposited in the mail, certified or registered mail, postage prepaid, to Dynex, at least ten (10) days before any sale or disposition of any of the Collateral which is subject to the UCC.

     (h) Any proceeds received from the exercise of any remedy hereunder, after deducting therefrom any and all costs and expenses incurred in securing possession of any Collateral, in shipping and storing the Collateral, in preparing the Collateral for sale or otherwise dealing with Collateral prior to any sale or other disposition thereof and in connection with the sale or other disposition thereof (including, without limitation, reasonable attorneys' and accountants' fees and expenses and brokers' commissions), shall be applied toward the payment of any and all amounts due under or with respect to the Obligations, including interest thereon, and all other costs and expenses incurred by the Trustee in connection with this Agreement or the Indenture which are then due and payable, in such order and amounts as the Trustee may elect. If such net proceeds should be insufficient to pay the same and a deficiency shall result, Dynex shall nevertheless remain liable for such deficiency; and if such proceeds should be more than sufficient to pay the same, then in case of a surplus, such surplus shall be accounted for and, if any amounts due under the Obligations remain outstanding, retained by the Trustee, who shall hold the same as security for the payment of the Obligations; otherwise, such surplus shall be paid over to Dynex or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

                  (i) Dynex recognizes that the Trustee may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Dynex acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Trustee than if such sale were a public sale and agrees that no such private sale shall be deemed not to have been made in a commercially reasonable manner solely by virtue of such circumstances. The Trustee shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuers of the securities constituting any portion of the Collateral to register such Collateral for public sale under the Securities Act (and Dynex and the issuers shall have no obligation to do so), or under applicable state securities laws, even if the issuers would agree to do so.

     5. Representations, Warranties and Covenants. Dynex hereby represents, warrants and covenants to the Trustee as follows:

     (a) Dynex is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Dynex has the corporate power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by an authorized officer of Dynex and constitutes the legal, valid and binding obligations of Dynex, enforceable against it in accordance with this Agreement's terms.

     (b) Set forth on Schedule 5(b) hereto is a description of all of the assets and property used exclusively in the business of Dynex as presently operated that are not included as Collateral hereunder or otherwise subject to Section 2 hereof (the "Excluded Assets"). The Collateral, the property described on
Schedule 2 hereto and the Excluded Assets constitute, directly or indirectly, all of the assets or property used in the business of Dynex and its subsidiaries as presently operated.

     (c) Dynex is and will remain the true and lawful owner of all the Collateral and, except for the security interest created hereunder and except for "Permitted Liens" (defined below), it has and will continue to have good and marketable title thereto, free and clear of all liens, charges and encumbrances whatsoever.

     (d) Except for liens or security interests permitted under Section 10(vi)(a) through (g) of the Original Officers' Certificate, as amended by the Supplemental Indenture ("Permitted Liens"), and except as expressly permitted by
Section 3 hereof, Dynex will not, without the Trustee's prior written consent (upon written instructions from the Holders of a majority in aggregate principal amount outstanding of the Securities) sell, assign, factor, mortgage, pledge, encumber, transfer, lease or otherwise dispose of or otherwise grant or suffer to exist any Lien with respect to, the Collateral or any part thereof.

     (e) This Agreement creates a valid security interest in the Collateral and, as of the date hereof, the security interest of the Trustee in the Collateral has been duly perfected under the UCC or other applicable law in every appropriate jurisdiction and, except for Permitted Liens, constitutes a first priority lien upon the Collateral and every part thereof; and Dynex covenants that the Trustee's security interest shall, except for Permitted Liens, remain a first priority lien upon the Collateral so long as any of the Obligations shall remain outstanding.

     (f) Dynex has and will continue to have full legal power and right to pledge and grant the security interest conveyed hereby in the Collateral and every part thereof; the making of such pledge and the granting of such security interest do not and will not violate the provisions of any law, regulation, contract, agreement, restrictive covenant or legend, order of court, corporate charter or bylaw, stockholders agreement or other instrument binding upon it or any part of the Collateral; and no consent or approval of any governmental body or regulatory authority, or any securities exchange, was or is necessary to the validity or effectiveness thereof.

     (g) Dynex is and shall at all times remain the sole registered and beneficial owner of all shares of capital stock or other equity interests now or hereafter issued by any Subsidiary; it will not sell, transfer, assign or encumber any such shares of capital stock or other equity interests to or for the benefit of any person or entity other than the Trustee; and neither Dynex nor any Subsidiary has made or shall make any commitments for the issuance or transfer of any such capital stock or other equity interests under any options, warrants or other similar rights.

     (h) Dynex's chief executive office and principal place of business is located at 4551 Cox Road, Suite 300, Glen Allen, Virginia 23060, and Dynex has no other offices or places of business in Virginia.

     6. Dividends/Distributions. Upon the occurrence and during the continuation of any Event of Default, Dynex shall deliver to the Trustee, and the Trustee shall be entitled to receive, all dividends or similar distributions paid upon or in respect of the Collateral and the Trustee shall, in the case of cash, apply such dividends and distributions to the payment of the Obligations (in whatever order and priority it may elect) and shall, in the case of all other property, hold such property pursuant hereto as part of the Collateral pledged under and subject to the terms of this Agreement. So long as no Event of Default or shall have occurred and be continuing, Dynex shall have the right to receive and retain all dividends or similar distributions paid upon or in respect of the Collateral.

     7. Voting Rights. Upon the occurrence and during the continuation of any Event of Default, the Trustee may (but shall not be obligated to) exercise all voting rights and all other rights conferred on the owner of any shares of capital stock or other equity interests included among the Collateral. So long as no Event of Default or shall have occurred and be continuing, Dynex shall have the right to vote its shares of capital stock or other equity interests in the Subsidiaries on all corporate matters arising in the ordinary course of business; provided, however, that Dynex will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof. Under any circumstances and as to any matters not governed by the foregoing provisions of this Section 7, Dynex may only exercise its voting rights with respect to the Collateral with the prior written consent of the Trustee (upon written instructions from the Holders of a majority in aggregate principal amount outstanding of the Securities).

     8. Further Assurances. (a) Dynex will from time to time, at its sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted by Dynex hereunder or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Dynex will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, in order to perfect and preserve the security interest granted or purported to be granted hereby, (ii) deliver to and pledge to the Trustee for its benefit and the benefit of the Holders certificates representing securities included in the Collateral accompanied by undated stock powers executed in blank.

     (b) A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) Dynex will furnish to the Trustee and the Holders from time to time, and upon any additions to or deletions from the Collateral, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as any Holder may reasonably request, all in reasonable detail.

     9. Covenants. Dynex covenants and agrees with the Trustee that, from and after the date of this Agreement:

     (a) Establishment of Collateral Account. Within three (3) Business Days after the date of this Agreement, Dynex shall establish with HSBC Bank USA, as a "securities intermediary" within the meaning of Section 8-102(a)(14) the UCC, a securities account (the "Collateral Account") to hold all Collateral hereunder, with the intent of the parties that the Collateral Account be treated as a "securities account" within the meaning of Section 8-501(a) of the UCC and that all Collateral in the Collateral Account be treated as "securities" within the meaning of Section 8-102(a)(15) of the UCC or "security entitlements" within the meaning of Section 8-501(b) of the UCC (as the case may be), and in all cases as "financial assets" within the meaning of Section 8-102(a)(9) of the UCC. Within thirty (30) days after the date of this Agreement, Dynex shall cause Chase Bank of Texas, National Association to transfer substantially all Collateral not already in possession of HSBC Bank USA on the date hereof into such Collateral Account. Within three (3) Business Days after the date of this Agreement, Dynex and HSBC Bank USA, in its capacity as Trustee hereunder and also in its capacity as a "securities intermediary" within the meaning of Section 8-102(a)(14) the UCC, shall also enter in an "account control agreement" substantially in the form of Annex A attached hereto, such that the Trustee, on behalf of the Holders, shall obtain "control" over the Collateral within the meaning of
Section 8-106 of the UCC.

     (b) Establishment of Collection Account. Within three (3) Business Days after the date of this Agreement, Dynex shall establish and maintain with HSBC Bank USA a deposit account (the "Collection Account"). Within three (3) Business Days after the date of this Agreement, Dynex and HSBC Bank USA, in its capacity as Trustee hereunder and also in its capacity as a depositary with respect to the Collection Account, shall also enter into a "blocked account agreement" substantially in the form of Annex B attached hereto (the "Blocked Account
Agreement") such that the Trustee, on behalf of the Holders, shall obtain exclusive dominion and control over the funds in the Collection Account upon the occurrence and during the continuation of an Event of Default. Dynex shall not be permitted to transfer the Collection Account to another depository without the prior written consent of the Trustee (upon written instructions from the Holders of a majority in aggregate principal amount outstanding of the Securities). .

     (c) Place of Perfection; Records. Dynex will keep (i) its jurisdiction of incorporation, and (ii) its chief executive office and principal place of business and the office where it keeps its records concerning the Collateral at its current address in the Commonwealth of Virginia or, upon 30 days' prior written notice to the Trustee, at such other locations in a jurisdiction where all actions required to perfect the security interest granted hereby shall have been taken with respect to the Collateral.

     (d) Payments Collection. Subject to Section 3 hereof, (i) Dynex will (A) continue to collect and will direct its respective subsidiaries and affiliates, as appropriate, to collect, at its or their own expense, and (B) take all corporate and other action necessary to direct such subsidiaries and affiliates to dividend to Dynex, all payments on account of or arising from the Collateral (the "Collateral Payments"), including without limitation all payments of interest, penalties, distributions, fees, compensation, reimbursements, net cash flow, return of principal, proceeds of sale or other disposition and all other amounts due or to become due to Dynex, either directly or indirectly through one or more of its subsidiaries or affiliates, or to any such subsidiary or affiliate, which have been assigned and pledged and as to which a security interest has been granted hereunder, and (ii) Dynex will remit and will cause its respective subsidiaries and affiliates to remit, directly and forthwith, all such Collateral Payments directly to the Collection Account to be held and applied in accordance with the Blocked Account Agreement. In connection with such collections, Dynex will take such action as may be necessary or advisable to enforce collection in order to perfect and preserve the security interest granted or purported to be granted hereby.

     (e) Dynex shall not take any action in connection with the Collateral that would impair the value of the interest or rights of Dynex thereunder or the interest or rights of the Trustee.

     10. Trustee Appointed Attorney-in-Fact; Performance. (a) Dynex irrevocably appoints the Trustee its attorney-in-fact, with full authority in the place and stead of Dynex and in the name of Dynex or otherwise, from time to time but only upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

     (i) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

     (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

     (iii) to file any claims or take any action or institute any proceedings that may be necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral.

     (b) If Dynex fails to perform any agreement contained herein, the Trustee may (but shall not be obligated to) cause performance of such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by Dynex.

     11. Limitation on Duties Regarding Collateral. The powers conferred on the Trustee hereunder are solely to protect its interest in the Collateral as Trustee and shall not impose any duty upon it to exercise any such powers. Except for the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any action to preserve rights against prior parties or any other rights pertaining to any Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property.

     12. Term. This Agreement shall terminate on the date of the satisfaction and discharge of the Indenture with respect to the Securities in accordance with
Section 401 thereof or defeasance pursuant to Section 1402 thereof.

     13. Perfection. Dynex will execute and deliver to the Trustee such financing statements, amendments to financing statements, continuation statements and other documents, certificates, instruments and agreements as may be necessary or advisable to accomplish or facilitate the transactions contemplated hereby and will pay all filing, recordation and registration fees and taxes incurred in connection therewith.

         14. Exercise of Rights. Any delay on the part of any party hereto in exercising any power, option, privilege or right hereunder shall not operate as a waiver thereof, and no single or partial exercise of any power, option, privilege or right hereunder shall preclude other or future exercise thereof, or the exercise of any other power, option, privilege or right. The waiver by the Trustee of any Event of Default (upon written instructions from the Holders of a majority in aggregate principal amount outstanding of the Securities) shall not constitute a waiver of any subsequent default, but shall be restricted to the default so waived. If any part of this Agreement should be contrary to any law, or be otherwise defective, the other provisions of this Agreement shall not be affected thereby, but shall continue in full force and effect. All rights, remedies and powers of the Trustee hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder or in or by any other instrument or any law now existing or hereafter made or enacted. Dynex shall reimburse the Trustee for all expenses incurred by it in connection with the exercise of any remedies granted hereunder, which sums shall be secured by the security interest granted hereunder.

     15. Binding Nature. This Agreement, and all of the terms and conditions hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns, but shall not inure to the benefit of any other person.

     16. Construction. When used herein, the singular may also refer to the plural, and vice versa; and the use of any gender shall be applicable to all genders. All representations, warranties, covenants, undertakings, obligations, waivers and other agreements of Dynex herein shall survive the effective date hereof and shall continue in effect throughout the term of this Agreement.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     18. Subject to Indenture. Any and all rights granted to the Trustee under this Agreement are to be held and exercised by the Trustee as trustee for the benefit of the Holders, pursuant to the provisions of the Indenture. To the extent set forth in the Senior Note Documents, each of the Holders shall be a beneficiary of the terms of this Agreement. Any and all obligations hereunder of the parties to this Agreement, and the rights granted to the Trustee hereunder, are created and granted subject to the terms of the Indenture.

     19. Release. Subject to Section 3 hereof, promptly upon the satisfaction and discharge of the Indenture with respect to the Securities in accordance with
Section 401 thereof or defeasance pursuant to Section 1402 thereof (and the delivery by Dynex to the Trustee of an Officers' Certificate and an Opinion of Counsel certifying that such provisions of the Indenture with respect to the Securities have been complied with), the Trustee shall execute and deliver to Dynex such releases, termination statements and estoppel certificates as Dynex may reasonably direct in writing; provided that all such documents shall be prepared, reviewed and filed or recorded at Dynex's sole cost and expense.

     20. Recitals. The recitals contained herein shall be taken as statements of Dynex and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as the validity or sufficiency of this Agreement or the security afforded hereby.

                                                                   Exhibit  99.5

                           INDEMNITY PLEDGE AGREEMENT


                  THIS INDEMNITY PLEDGE AGREEMENT (this "Agreement") is dated as of the 30th day of March, 2001, by and between ISSUER HOLDING CORP. ("IHC"), a Virginia corporation and a wholly-owned subsidiary of Dynex Capital, Inc.
("Dynex"), and HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York (the "Trustee"), as Trustee on behalf of the holders (the "Holders") of the 7.875% Senior Notes Due July 15, 2002 (the "Securities") of Dynex under an Indenture dated July 14, 1997, as amended by, among things, that certain Officers' Certificate dated July 14, 1997 (the "Original Officers' Certificate") and the "Supplemental Indenture" described below (such Indenture, as amended, the "Indenture") between Dynex and the Trustee.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, simultaneously with the execution hereof, Dynex and the Trustee have entered into a Supplemental Trust Indenture of even date herewith (the "Supplemental Indenture"), and in so doing Dynex has agreed, among other things, to grant a security interest to the Trustee, on behalf of all Holders, in certain assets of Dynex to secure repayment of all obligations of Dynex relating to the Securities, all as more particularly set forth in the Indenture and a Pledge and Security Agreement of even date herewith between Dynex and the Trustee (the "Dynex Security Agreement"); and

     WHEREAS, in order to induce a sufficient number of Holders to consent to an amendment to the Indenture effected by the Supplemental Indenture, IHC has agreed to enter into this Agreement; and

                  WHEREAS, unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the same meanings assigned to them in the Indenture.

     NOW, THEREFORE, in consideration of the foregoing and in order to induce certain of the Holders to consent to an amendment to the Indenture effected by the Supplemental Indenture, IHC hereby agrees with the Trustee as follows:

         1. Pledge. In order to secure the payment in full of (i) all principal of and interest on the Securities as and when the same become due and payable under the Indenture (whether by lapse of time,  acceleration or otherwise),
(ii)
all other fees and charges payable by IHC and/or Dynex under the terms of this Agreement, the Dynex Security Agreement, the Securities and the Indenture (collectively, the "Senior Note Documents"), (iii) all other indebtedness, obligations and liabilities of IHC and/or Dynex arising under, and the observance and performance of all covenants and agreements contained in, the Senior Note Documents, including without limitation all amounts due to the Trustee pursuant to Section 606 of the Indenture, and (iv) all expenses and charges, legal or otherwise, including reasonable attorneys' fees, suffered or incurred by the Trustee in collecting or enforcing payment of any of the Securities or in realizing upon, protecting or preserving any collateral security for any such indebtedness (all of such indebtedness, obligations and liabilities referred to in the immediately foregoing clauses (i) through (iv) being hereinafter collectively referred to as the "Obligations"), IHC hereby grants to the Trustee, its successors and permitted assigns, a continuing security interest in, and pledges to the Trustee, the following property, whether now owned or hereafter acquired and wherever held (collectively, the "Collateral"):

     (a) all shares of the outstanding equity securities held by IHC in the wholly-owned subsidiaries listed on Schedule 1(a) attached hereto and made a part hereof (the "Subsidiaries");

     (b) any and all additional shares of any class of stock or other equity securities of any of the Subsidiaries which IHC may from time to time acquire, directly or indirectly, between the date hereof and the date of the satisfaction and discharge of the Indenture with respect to the Securities in accordance with
Section 401 thereof or defeasance pursuant to Section 1402 thereof;

     (c) all supporting evidence and documents relating to any of the above described property, including without limitation the books and records relating thereto;

     (d) all accessions and additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising or attaching; and

     (e) all cash and non-cash proceeds of the foregoing, including (without limitation) all dividends and other distributions.

     In order to continuously perfect the security interest in the Collateral granted hereby, IHC has, simultaneously with the execution hereof, physically delivered to the Trustee the stock certificates representing said shares of stock in the Subsidiaries (which stock certificates are accompanied by appropriate undated stock powers duly executed by IHC in blank).

     2. Sale of Certain Collateral. Notwithstanding any provision hereof or of the Indenture to the contrary, unless and until an "Event of Default" (as hereinafter defined) has occurred and is continuing, IHC may, without further consent or approval of the Trustee, sell, assign, transfer, lease or otherwise dispose of (each, a "Permitted Disposition") all or any portion of the Collateral; provided, however, that IHC shall be permitted to use the proceeds of any such Permitted Disposition (net of any expenses incurred in connection with any such Permitted Disposition) only in a manner permitted by the Original Officers' Certificate, as amended by the Supplemental Indenture; and provided, further, that until any such permitted use of net proceeds, such net proceeds shall remain cash Collateral subject to the security interest created hereunder. Promptly upon written notice from IHC of any such Permitted Disposition, the Trustee shall execute and deliver to IHC such releases, termination statements and estoppel certificates as IHC may reasonably direct in writing; provided that all such documents shall be prepared, reviewed and filed or recorded at IHC's sole cost and expense.

     3. Event of Default; Remedies. Each and every "Event of Default" (as defined in the Indenture) shall constitute an "Event of Default" hereunder. Upon the occurrence and during the continuation of any such Event of Default, the Trustee shall be entitled (but shall not be obligated) to exercise any one or more of the following remedies:

     (a) The Trustee may from time to time take whatever action at law or in equity is necessary or desirable in order to collect the moneys payable hereunder or secured hereby or to enforce performance and observance of any obligation, agreement or covenant hereunder.

     (b) The Trustee may foreclose its security interest in any of the Collateral in any way permitted by applicable law; and the Trustee may thereupon, or at any time thereafter, without notice or demand (except such notice as may be specifically required by applicable law) and with or without having the Collateral at the time or place of sale, sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at any public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may determine and at such prices as it may determine, for cash or on credit or for future delivery without assumption of any credit risk. In the exercise of such remedy, the Trustee may sell all of the Collateral as a unit even though the sales price thereof may be in excess of the amounts remaining unpaid on the Obligations. At any such public sale the Trustee may bid for and become the purchaser of all or any part of the Collateral, and such sale or sales may be held without demand of performance, notice of intention to sell, the time or place of sale or any other matter, except for such notice as may be specifically required by law; and the purchaser at any such sale or other disposition shall thereafter hold the Collateral sold absolutely free from any claim or right of IHC of whatsoever kind, including any right of redemption of IHC, all such rights being hereby expressly waived and released by IHC to the extent permitted by law.

     (c) The Trustee may apply for a receiver for the Collateral and may sell the Collateral pursuant to a judicial sale, and IHC hereby assents to the passage of a decree for the sale of any of the Collateral by any court having jurisdiction. IHC hereby authorizes and empowers the Trustee to sell its interest in the Collateral in accordance with any applicable law. Such Collateral or any interest therein may be sold upon such terms and in as many lots as the Person conducting the sale may, in its sole discretion, elect. No readvertisements of any sale shall be required if the sale is adjourned by announcement, at the time or place set therefor, of the date, time or place to which the same is to be adjourned.

     (d) The Trustee may exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining to any of the Collateral, as if the Trustee were the absolute owner thereof, including (without limitation) the right to exchange any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Subsidiary or upon the exercise by or on behalf of any Subsidiary or the Trustee of any right, privilege or option pertaining to any of the Collateral.

     (e) The Trustee may take possession of the Collateral pursuant hereto without legal process and without incurring liability to IHC therefor for the purpose of exercising its rights hereunder.

     (f) The Trustee may exercise any other right or remedy with respect to any of the Collateral given to secured parties under the applicable Uniform Commercial Code in effect in the State of New York from time to time and, without limitation of the generality of the foregoing, as the same may be amended by Revised Article 9 (the "UCC"). "Revised Article 9" means the provisions of New York S7484, introduced April 17, 2000, containing proposed revisions to Article 9 of the UCC which would become effective July 1, 2001, as such provisions may be modified from time to time.

     (g) Any notification required by Section 9-504 (or any successor provision) of the UCC shall be deemed reasonably and properly given if deposited in the mail, certified or registered mail, postage prepaid, to IHC, at least ten (10) days before any sale or disposition of any of the Collateral which is subject to the UCC.

     (h) Any proceeds received from the exercise of any remedy hereunder, after deducting therefrom any and all costs and expenses incurred in securing possession of any Collateral, in shipping and storing the Collateral, in preparing the Collateral for sale or otherwise dealing with Collateral prior to any sale or other disposition thereof and in connection with the sale or other disposition thereof (including, without limitation, reasonable attorneys' and accountants' fees and expenses and brokers' commissions), shall be applied toward the payment of any and all amounts due under or with respect to the Obligations, including interest thereon, and all other costs and expenses incurred by the Trustee in connection with this Agreement or the Indenture which are then due and payable, in such order and amounts as the Trustee may elect. If such net proceeds should be insufficient to pay the same and a deficiency shall result, IHC shall nevertheless remain liable for such deficiency; and if such proceeds should be more than sufficient to pay the same, then in case of a surplus, such surplus shall be accounted for and, if any amounts due under the Obligations remain outstanding, retained by the Trustee, who shall hold the same as security for the payment of the Obligations; otherwise, such surplus shall be paid over to IHC or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     (i) IHC recognizes that the Trustee may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. IHC acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Trustee than if such sale were a public sale and agrees that no such private sale shall be deemed not to have been made in a commercially reasonable manner solely by virtue of such circumstances. The Trustee shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuers of the securities constituting any portion of the Collateral to register such Collateral for public sale under the Securities Act (and IHC and the issuers shall have no obligation to do so), or under applicable state securities laws, even if the issuers would agree to do so.

     (j) Notwithstanding any provision of this Agreement to the contrary, the parties agree in no event shall the Collateral be sold or otherwise transferred, upon the occurrence and during the continuation of any Event of Default, to a party or parties that do not qualify as a "real estate investment trust" within the meaning of the Internal Revenue Code of 1986, as amended.

     4. Representations, Warranties and Covenants. IHC hereby represents, warrants and covenants to the Trustee as follows:

     (a) IHC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. IHC has the corporate power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by an authorized officer of IHC and constitutes the legal, valid and binding obligations of IHC, enforceable against it in accordance with this Agreement's terms. (b) IHC is a wholly-owned subsidiary of Dynex and the assumption of the obligations and liabilities hereunder will result in direct financial benefits to IHC.

     (d) IHC is and will remain the true and lawful owner of all the Collateral and, except for "Permitted Liens" (defined below), it has and will continue to have good and marketable title thereto, free and clear of all liens, charges and encumbrances whatsoever.

     (e) Except for liens or security interests permitted under Section 10(vi)(a) through (g) of the Original Officers' Certificate, as amended by the Supplemental Indenture ("Permitted Liens"), IHC will not, without the Trustee's prior written consent (upon written instructions from the Holders of a majority in aggregate principal amount outstanding of the Securities), sell, assign, factor, mortgage, pledge, encumber, transfer, lease or otherwise dispose of or otherwise grant or suffer to exist any Lien with respect to, the Collateral or any part thereof.

     (f) This Agreement creates a valid security interest in the Collateral and, as of the date hereof, the security interest of the Trustee in the Collateral has been duly perfected under the UCC or other applicable law in every appropriate jurisdiction and, except for Permitted Liens, constitutes a first priority lien upon the Collateral and every part thereof; and IHC covenants that the Trustee's security interest shall, except for Permitted Liens, remain a first priority lien upon the Collateral so long as any of the Obligations shall remain outstanding.

     (g) IHC has and will continue to have full legal power and right to pledge and grant the security interest conveyed hereby in the Collateral and every part thereof; the making of such pledge and the granting of such security interest do not and will not violate the provisions of any law, regulation, contract, agreement, restrictive covenant or legend, order of court, corporate charter or bylaw, stockholders agreement or other instrument binding upon it or any part of the Collateral; and no consent or approval of any governmental body or regulatory authority, or any securities exchange, was or is necessary to the validity or effectiveness thereof.

     (h) IHC is and shall at all times remain the sole registered and beneficial owner of all shares of capital stock now or hereafter issued by any Subsidiary; it will not sell, transfer, assign or encumber any such shares of capital stock to or for the benefit of any person or entity other than the Trustee; and neither IHC nor any such Subsidiary has made or shall make any commitments for the issuance or transfer of any such capital stock under any options, warrants or other similar rights.

     (i) IHC's chief executive office and principal place of business is located at 4551 Cox Road, Suite 300, Glen Allen, Virginia 23060, and IHC has no other offices or places of business in Virginia.

     5. Dividends/Distributions. Upon the occurrence and during the continuation of any Event of Default, IHC shall deliver to the Trustee, and the Trustee shall be entitled to receive, all dividends or similar distributions paid upon or in respect of the Collateral and the Trustee shall, in the case of cash, apply such dividends and distributions to the payment of the Obligations (in whatever order and priority it may elect) and shall, in the case of all other property, hold such property pursuant hereto as part of the Collateral pledged under and subject to the terms of this Agreement. So long as no Event of Default or shall have occurred and be continuing, IHC shall have the right to receive and retain all dividends or similar distributions paid upon or in respect of the Collateral.

     6. Voting Rights. Upon the occurrence and during the continuation of any Event of Default, the Trustee may (but shall not be obligated to) exercise all voting rights and all other rights conferred on the owner of any shares of capital stock or other equity interests included among the Collateral. So long as no Event of Default or shall have occurred and be continuing, IHC shall have the right to vote its shares of capital stock in the Subsidiaries on all corporate matters arising in the ordinary course of business; provided, however, that IHC will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Collateral or any part thereof. Under any circumstances and as to any matters not governed by the foregoing provisions of this Section 6, IHC may only exercise its voting rights with respect to the Collateral with the prior written consent of the Trustee (upon written instructions from the Holders of a majority in aggregate principal amount outstanding of the Securities).

     7. Further Assurances. (a) IHC will from time to time, at its sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted by IHC hereunder or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, IHC will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable in order to perfect and preserve the security interest granted or purported to be granted hereby, (ii) deliver to and pledge to the Trustee for its benefit and the benefit of the Holders certificates representing securities included in the Collateral accompanied by undated stock powers executed in blank.

     (b) A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) IHC will furnish to the Trustee and the Holders from time to time, and upon any additions to or deletions from the Collateral, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as any Holder may reasonably request, all in reasonable detail.

     8. Trustee Appointed Attorney-in-Fact; Performance. (a) IHC irrevocably appoints the Trustee its attorney-in-fact, with full authority in the place and stead of IHC and in the name of IHC or otherwise, from time to time but only upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

     (i) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

     (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

     (iii) to file any claims or take any action or institute any proceedings that may be necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral.

     (b) If IHC fails to perform any agreement contained herein, the Trustee may (but shall not be obligated to) cause performance of such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by IHC.

     9. Limitation on Duties Regarding Collateral. The powers conferred on the Trustee hereunder are solely to protect its interest in the Collateral as Trustee and shall not impose any duty upon it to exercise any such powers. Except for the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any action to preserve rights against prior parties or any other rights pertaining to any Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property.

     10. Term. This Agreement shall terminate on the date of the satisfaction and discharge of the Indenture with respect to the Securities in accordance with
Section 401 thereof or defeasance pursuant to Section 1402 thereof.

     11. Perfection. IHC will execute and deliver to the Trustee such financing statements, amendments to financing statements, continuation statements and other documents, certificates, instruments and agreements as may be necessary or advisable to accomplish or facilitate the transactions contemplated hereby and will pay all filing, recordation and registration fees and taxes incurred in connection therewith.

         12. Exercise of Rights. Any delay on the part of any party hereto in exercising any power, option, privilege or right hereunder shall not operate as a waiver thereof, and no single or partial exercise of any power, option, privilege or right hereunder shall preclude other or future exercise thereof, or the exercise of any other power, option, privilege or right. The waiver by the Trustee of any Event of Default (upon written instructions from the Holders of a majority in aggregate principal amount outstanding of the Securities) shall not constitute a waiver of any subsequent default, but shall be restricted to the default so waived. If any part of this Agreement should be contrary to any law, or be otherwise defective, the other provisions of this Agreement shall not be affected thereby, but shall continue in full force and effect. All rights, remedies and powers of the Trustee hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder or in or by any other instrument or any law now existing or hereafter made or enacted. IHC shall reimburse the Trustee for all expenses reasonably incurred by it in connection with the exercise of any remedies granted hereunder, which sums shall be secured by the security interest granted hereunder.

     13. Binding Nature. This Agreement, and all of the terms and conditions hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns, but shall not inure to the benefit of any other person.

     14. Construction. When used herein, the singular may also refer to the plural, and vice versa; and the use of any gender shall be applicable to all genders. All representations, warranties, covenants, undertakings, obligations, waivers and other agreements of IHC herein shall survive the effective date hereof and shall continue in effect throughout the term of this Agreement.

     15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     16. Subject to Indenture. Any and all rights granted to the Trustee under this Agreement are to be held and exercised by the Trustee as trustee for the benefit of the Holders, pursuant to the provisions of the Indenture. To the extent set forth in the Senior Note Documents, each of the Holders shall be a beneficiary of the terms of this Agreement. Any and all obligations hereunder of the parties to this Agreement, and the rights granted to the Trustee hereunder, are created and granted subject to the terms of the Indenture.

     17. Release. Subject to Section 2 hereof, promptly upon the satisfaction and discharge of the Indenture with respect to the Securities in accordance with
Section 401 thereof or defeasance pursuant to Section 1402 thereof (and the delivery by Dynex to the Trustee of an Officers' Certificate and an Opinion of Counsel certifying that such provisions of the Indenture with respect to the Securities have been complied with), the Trustee shall execute and deliver to IHC such releases, termination statements and estoppel certificates as IHC may reasonably direct in writing; provided that all such documents shall be prepared, reviewed and filed or recorded at IHC's sole cost and expense.

     18. Recitals. The recitals contained herein shall be taken as statements of IHC and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as the validity or sufficiency of this Agreement or the security afforded hereby.